LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

$790,406,000 (Approximate) BNC Mortgage Loan Trust, SERIES 2006-2 SENIOR/SUBORDINATE CERTIFICATES Available Funds Floaters No Hard Cap - Act/360 - No Delay

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

To 10% Call
			Est.	Payment	Initial		Legal	Expected
	Approximate		WAL(2)	Window(2)	C/E (3)	Initial	Final	Ratings
Class	Size ($)(1)	Benchmark	(yrs.)	(mos.)	(%)	Margin	Maturity	(Moody’s/S&P/Fitch)
A1(4)	151,965,000	1M LIBOR	2.01	1-78	20.45%	TBD	11/25/2036	Aaa/AAA/AAA
A2(5)	285,495,000	1M LIBOR	0.81	1-21	20.45%	TBD	11/25/2036	Aaa/AAA/AAA
A3(5)	48,879,000	1M LIBOR	2.00	21-27	20.45%	TBD	11/25/2036	Aaa/AAA/AAA
A4(5)	110,060,000	1M LIBOR	3.50	27-73	20.45%	TBD	11/25/2036	Aaa/AAA/AAA
A5(5)	40,973,000	1M LIBOR	6.45	73-78	20.45%	TBD	11/25/2036	Aaa/AAA/AAA
M1	36,055,000	1M LIBOR	3.68	41-48	15.95%	TBD	11/25/2036	Aa1/AA+/AA+
M2	31,248,000	1M LIBOR	4.96	48-78	12.05%	TBD	11/25/2036	Aa2/AA/AA
M3	13,621,000	1M LIBOR	6.49	78-78	10.35%	TBD	11/25/2036	Aa3/AA-/AA-
M4	12,419,000	1M LIBOR	4.49	40-78	8.80%	TBD	11/25/2036	A1/A+/A+
M5	12,419,000	1M LIBOR	4.46	39-78	7.25%	TBD	11/25/2036	A2/A/A
M6	8,012,000	1M LIBOR	4.44	39-78	6.25%	TBD	11/25/2036	A3/A-/A-
M7	8,413,000	1M LIBOR	4.43	38-78	5.20%	TBD	11/25/2036	Baa1/BBB+/BBB+
M8	6,410,000	1M LIBOR	4.41	38-78	4.40%	TBD	11/25/2036	Baa1/BBB/BBB+
M9	8,012,000	1M LIBOR	4.41	38-78	3.40%	TBD	11/25/2036	Baa2/BBB-/BBB
B1	9,615,000	1M LIBOR	4.38	37-78	2.20%	TBD	11/25/2036	Ba1/BB+/BB+
B2	6,810,000	1M LIBOR	4.12	37-73	1.35%	TBD	11/25/2036	Ba2/BB/BB

To Maturity
			Est.	Payment	Initial		Legal	Expected
	Approximate		WAL(2)	Window(2)	C/E (3)	Initial	Final	Ratings
Class	Size ($)(1)	Benchmark	(yrs.)	(mos.)	(%)	Margin	Maturity	(Moody’s/S&P/Fitch)
A1(4)	151,965,000	1M LIBOR	2.19	1-173	20.45%	TBD	11/25/2036	Aaa/AAA/AAA
A2(5)	285,495,000	1M LIBOR	0.81	1-21	20.45%	TBD	11/25/2036	Aaa/AAA/AAA
A3(5)	48,879,000	1M LIBOR	2.00	21-27	20.45%	TBD	11/25/2036	Aaa/AAA/AAA
A4(5)	110,060,000	1M LIBOR	3.50	27-73	20.45%	TBD	11/25/2036	Aaa/AAA/AAA
A5(5)	40,973,000	1M LIBOR	8.62	73-175	20.45%	TBD	11/25/2036	Aaa/AAA/AAA
M1	36,055,000	1M LIBOR	3.68	41-48	15.95%	TBD	11/25/2036	Aa1/AA+/AA+
M2	31,248,000	1M LIBOR	4.97	48-83	12.05%	TBD	11/25/2036	Aa2/AA/AA
M3	13,621,000	1M LIBOR	9.06	83-146	10.35%	TBD	11/25/2036	Aa3/AA-/AA-
M4	12,419,000	1M LIBOR	4.87	40-124	8.80%	TBD	11/25/2036	A1/A+/A+
M5	12,419,000	1M LIBOR	4.82	39-118	7.25%	TBD	11/25/2036	A2/A/A
M6	8,012,000	1M LIBOR	4.77	39-112	6.25%	TBD	11/25/2036	A3/A-/A-
M7	8,413,000	1M LIBOR	4.72	38-107	5.20%	TBD	11/25/2036	Baa1/BBB+/BBB+
M8	6,410,000	1M LIBOR	4.66	38-101	4.40%	TBD	11/25/2036	Baa1/BBB/BBB+
M9	8,012,000	1M LIBOR	4.59	38-96	3.40%	TBD	11/25/2036	Baa2/BBB-/BBB
B1	9,615,000	1M LIBOR	4.43	37-87	2.20%	TBD	11/25/2036	Ba1/BB+/BB+
B2	6,810,000	1M LIBOR	4.12	37-73	1.35%	TBD	11/25/2036	Ba2/BB/BB

(1)	Subject to a permitted variance of + 5% in the aggregate.
(2)	The Certificates will be priced assuming a prepayment speed equal to 30% CPR.
(3)	Initial Credit Enhancement includes overcollateralization of approximately 1.35%.
(4)	The Class A1 Certificates are the Group 1 Senior Certificates.
(5)	The Class A2, A3, A4 and A5 Certificates are the Group 2 Senior Certificates.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Before you invest, you should read the prospectus dated September 13, 2006 (this may be obtained on Lehman Brother’s web site http://www.lehman.com/pub/sasco) as well as the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. See the information in the legend below to learn how to get these documents.

Risk Factors

The Class A1, A2, A3, A4, A5, M1, M2, M3, M4, M5, M6, M7, M8 and M9 Certificates (the “Offered Certificates”) will be subject to certain risks. You should carefully consider the information provided under “Risk Factors” in the prospectus dated September 13, 2006.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Principal Payment Priority

On the Business Day prior to each Distribution Date, principal in the amount of any Net Swap Payment or swap termination payment (not due to a breach by the Swap Counterparty) due to the Swap Counterparty and remaining unpaid (after application of interest received or advanced for this purpose on such Distribution Date), will be deposited into the Swap Account and paid as described in the Swap Account Payment Priority, to be paid from each of Group 1 and Group 2 in proportion to the aggregate collateral balance of each such Group and then from the unrelated Group, to the extent unpaid. Any funds remaining will be paid on each Distribution Date in the following order of priority:

I.
Prior to the Stepdown Date, or whenever a Trigger Event is in effect, the principal distribution amount will be distributed as follows, until the aggregate principal balance of the Certificates equals the Target Amount:

1)	Concurrently, to the Class A1, A2, A3, A4 and A5 Certificates (the “Senior Certificates”):

A.	All principal from Group 1 will be paid to the Class A1 Certificates, until reduced to zero;

B.	All principal from Group 2 will be paid to the Class A2, A3, A4 and A5 Certificates, sequentially and in that order, until each such class has been reduced to zero;

2)
If the Senior Certificates related to either Group have been retired, all principal from that Group will be allocated to the Senior Certificates of the unrelated Group, to be paid as described above, until all the Senior Certificates have been reduced to zero;

3)
All remaining principal will be paid to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates (the “Subordinate Certificates”), sequentially and in that order, until each such class has been reduced to zero; and

4)	Any remaining amount of principal distribution amount for such Distribution Date will be distributed according to the Monthly Excess Cashflow Priority below.

II.
On or after the Stepdown Date and as long as a Trigger Event is not in effect, the principal distribution amount will be distributed as follows, until the aggregate principal balance of the Certificates equals the Target Amount:

1)
All principal from each Group will be allocated to the related Senior Certificates, to be paid as described in (I)(1) above; provided, however, that principal will only be allocated to the Senior Certificates in the amount required to achieve the Targeted Senior Enhancement Percentage in the aggregate;

2)
If the Senior Certificates related to either Group have been retired, all principal from that Group will be allocated to the Senior Certificates of the unrelated Group, to be paid as described above, until the Targeted Senior Enhancement Percentage has been reached in the aggregate;

3)	All remaining principal will be allocated as follows:

A.
To the Class M1, M2 and M3 Certificates, sequentially and in that order, until the credit enhancement behind each such class is equal to two times the Class M3 initial credit enhancement percentage; and

B.
To the Class M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially and in that order, until the credit enhancement behind each such class is equal to two times the related initial credit enhancement percentage; and

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

4)	Any remaining amount of principal distribution amount for such Distribution Date will be distributed according to the Monthly Excess Cashflow Priority below.

The Stepdown Date is the earlier of (x) the first Distribution Date following the Distribution Date on which the Class Principal Amount of each of the Senior Certificates has been reduced to zero or (y) the later of (i) the Distribution Date upon which the Senior Enhancement Percentage (as defined herein) is greater than or equal to 40.90% (the “Targeted Senior Enhancement Percentage”) or (ii) the 37th distribution date.

The “Target Amount” with respect to any Distribution Date is equal to the current collateral balance as of such Distribution Date minus the Overcollateralization Target for such Distribution Date.

Interest Payment Priority

The “Interest Rate” for the Class A1, A2, A3, A4, A5, M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates (the “LIBOR Certificates”) will be equal to the lesser of (i) one-month LIBOR plus their respective margins and (ii) the applicable Net Funds Cap (as defined herein). Interest for the LIBOR Certificates will be calculated on an actual/360 basis.

The “Accrual Period” for the LIBOR Certificates for each Distribution Date will be the one-month period beginning on the immediately preceding Distribution Date (or on October 25, 2006, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

Interest received or advanced on each Distribution Date (or the Business Day prior to each Distribution Date in the case of payments pursuant to (2) and (3) below) will be allocated in the following priority:

(1)	To pay fees: Servicing Fee and any applicable Mortgage Insurance Fee;

(2)
To deposit into the Swap Account (as defined below) any Net Swap Payment (as defined below) or any swap termination payment (not due to a breach by the Swap Counterparty) owed to the Swap Counterparty pursuant to the swap agreement, to be paid from interest allocable to Group 1 and Group 2, respectively, in an amount proportionate to the aggregate collateral balance of the related Group;

(3)
To deposit into the Swap Account any Net Swap Payment or any swap termination payment (not due to a breach by the Swap Counterparty) owed to the Swap Counterparty pursuant to the swap agreement, from the unrelated Group, to the extent not paid above;

(4)	To pay Current Interest and Carryforward Interest to the Class A1 Certificates from interest allocable to Group 1;

(5)
To pay Current Interest and Carryforward Interest to the Class A2, A3, A4 and A5 Certificates from interest allocable to Group 2, on a pro rata basis, based on interest entitlements of each such class;

(6)
To pay Current Interest and Carryforward Interest to the Senior Certificates from the unrelated Group, on a pro rata basis, based on interest entitlements of each such class, to the extent not paid above;

(7)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially and in that order;

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

(8)	To pay the Credit Risk Manager Fee;

(9)	To pay to the Trustee previously unreimbursed extraordinary costs, liabilities and expenses, to the extent provided in the Trust Agreement; and

(10)
Any interest remaining after the application of priorities (1) through (9) above will be deemed excess interest for such Distribution Date and will be distributed according to the Monthly Excess Cashflow Priority below.

Monthly Excess Cashflow Priority

The amount of any excess interest, together with (a) a portion of principal collections equal to any amount of overcollateralization in excess of the required level of overcollateralization and (b) a certain amount of the principal distribution amount not paid to the certificates will be applied as “excess cashflow” in the following priority:

1)
To the Class A, Class M and Class B Certificates, as principal, according to the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target for such Distribution Date;

2)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, in that order, any Deferred Amounts;

3)
To pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts;

4)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, in that order, any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts;

5)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and

6)	All remaining amounts to the holder of the Class X Certificates.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Swap Agreement

The 71-month Interest Rate Swap Agreement (the “Swap Agreement”) will obligate the supplemental interest trust to pay a predetermined annual rate (as shown below) on the swap notional amount in each period. The supplemental interest trust will receive payments equal to an annual rate of one-month LIBOR on the swap notional amount for each period over the life of the Swap Agreement. Payments on both legs of the swap are calculated on an actual/360 basis. The payments will be netted against each other each month (the “Net Swap Payment”) and will be deposited into an account (the “Swap Account”).

Month	Approximate Notional Balance ($)	Rate of Payment by Trust (%)	Month	Approximate Notional Balance ($)	Rate of Payment by Trust (%)	Month	Approximate Notional Balance ($)	Rate of Payment by Trust (%)
1	0	0.00	26	231,189,000	5.05	51	49,170,000	5.22
2	766,682,000	5.44	27	202,072,000	5.05	52	46,754,000	5.23
3	743,677,000	5.47	28	179,936,000	5.06	53	44,456,000	5.24
4	721,352,000	5.47	29	162,678,000	5.07	54	42,271,000	5.24
5	699,685,000	5.45	30	148,976,000	5.08	55	40,194,000	5.25
6	678,658,000	5.42	31	137,953,000	5.08	56	38,218,000	5.25
7	658,252,000	5.37	32	129,006,000	5.09	57	36,340,000	5.26
8	638,448,000	5.33	33	121,703,000	5.10	58	34,552,000	5.26
9	619,228,000	5.28	34	115,728,000	5.11	59	32,852,000	5.27
10	600,577,000	5.24	35	110,048,000	5.12	60	31,229,000	5.27
11	582,475,000	5.19	36	104,646,000	5.12	61	29,686,000	5.28
12	564,763,000	5.14	37	99,511,000	5.13	62	28,220,000	5.29
13	544,832,000	5.11	38	94,626,000	5.14	63	26,826,000	5.29
14	523,594,000	5.07	39	89,981,000	5.15	64	25,501,000	5.30
15	502,527,000	5.05	40	85,564,000	5.16	65	24,241,000	5.30
16	481,670,000	5.03	41	81,363,000	5.17	66	23,044,000	5.31
17	461,061,000	5.02	42	77,368,000	5.17	67	21,905,000	5.32
18	440,735,000	5.01	43	73,570,000	5.18	68	20,823,000	5.32
19	420,726,000	5.01	44	69,956,000	5.19	69	19,795,000	5.33
20	401,066,000	5.01	45	66,521,000	5.19	70	18,817,000	5.33
21	381,786,000	5.02	46	63,254,000	5.20	71	17,887,000	5.33
22	362,911,000	5.02	47	60,148,000	5.20	72	17,004,000	5.34
23	344,469,000	5.03	48	57,193,000	5.21
24	326,482,000	5.04	49	54,384,000	5.21
25	264,500,000	5.04	50	51,711,000	5.22

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Swap Account Payment Priority

All payments due under the Swap Agreement and any swap termination payment pursuant to the Swap Agreement will be deposited into the Swap Account, and allocated in the following order of priority after making payments described under “Interest Payment Priority” and “Monthly Excess Cashflow Priority” above:

(1)	To pay any Net Swap Payment owed to the Swap Counterparty pursuant to the Swap Agreement;

(2)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is not due to a default on the part of the Swap Counterparty;

(3)	To pay Current Interest and Carryforward Interest to the Senior Certificates, on a pro rata basis, based on interest entitlements of such classes, to the extent unpaid;

(4)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially and in that order, to the extent unpaid;

(5)	To be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target for such Distribution Date*;

(6)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, in that order, any Deferred Amounts, to the extent unpaid*;

(7)
To pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(8)
To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, in that order, any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(9)	For the purchase of any replacement interest rate swap agreement (if necessary);

(10)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and

(11)	All remaining amounts to the holder of the Class X Certificates.

*
Amounts paid under steps (5) and (6) of the Swap Account Payment Priority and (3) and (4) of the Interest Rate Cap Payment Priority (taking into account all previous distributions made under such priorities) must be limited to Cumulative Realized Losses.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Cap Agreement

An Interest Rate Cap Agreement will be purchased for the benefit of the trust fund. The 49-month Interest Rate Cap Agreement will have a strike rate of 6.50% and will contribute cash in the event one-month LIBOR rises above the strike rate.

The notional balance of the Interest Rate Cap Agreement will amortize according to its schedule. The table below is an approximation of the schedule for the interest rate cap that will be purchased.

Month	Approximate Notional Balance ($)	Month	Approximate Notional Balance ($)
1	0	31	132,838,000
2	0	32	132,146,000
3	0	33	130,141,000
4	0	34	127,126,000
5	0	35	124,125,000
6	0	36	121,147,000
7	0	37	118,192,000
8	0	38	115,262,000
9	0	39	112,360,000
10	0	40	109,489,000
11	0	41	106,651,000
12	146,000	42	103,849,000
13	291,000	43	101,083,000
14	437,000	44	98,357,000
15	583,000	45	95,670,000
16	728,000	46	93,024,000
17	874,000	47	90,421,000
18	1,019,000	48	87,862,000
19	1,165,000	49	85,345,000
20	1,311,000	50	82,875,000
21	6,415,000	51	80,449,000
22	11,600,000	52	78,069,000
23	16,821,000	53	75,735,000
24	22,068,000	54	73,446,000
25	71,746,000	55	71,204,000
26	93,176,000	56	69,008,000
27	110,819,000	57	66,858,000
28	121,873,000	58	64,755,000
29	128,429,000	59	62,698,000
30	131,796,000	60	60,692,000

One business day prior to each Distribution Date, the cap provider will make payments equal to the product of (a) the Interest Rate Cap Agreement notional balance for that month, (b) the excess, if any, of one-month LIBOR for such determination date over the strike rate and (c) the actual number of days in the corresponding Accrual Period divided by 360.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Cap Payment Priority

All payments due under the Interest Rate Cap Agreement will be allocated in the following order of priority after making payments described under “Swap Account Payment Priority” above:

(1)	To pay Current Interest and Carryforward Interest to the Senior Certificates, on a pro rata basis, based on interest entitlements of such classes, to the extent unpaid;

(2)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially and in that order, to the extent unpaid;

(3)	To be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target for such Distribution Date*;

(4)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, in that order, any Deferred Amounts, to the extent unpaid*;

(5)
To pay concurrently, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(6)
To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, in that order, any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(7)	For the purchase of any replacement interest rate cap agreement (if necessary); and

(8)	All remaining amounts to the holder of the Class X Certificates.

*
Amounts paid under steps (5) and (6) of the Swap Account Payment Priority and (3) and (4) of the Interest Rate Cap Payment Priority (taking into account all previous distributions made under such priorities) must be limited to Cumulative Realized Losses.

A Swap or Cap Counterparty shall have (a) either (i) the unsecured, short-term debt obligations rated at least “A-1” by S&P or (ii) if the counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations rated at least “A+” by S&P, (b) either (i) the unsecured, long-term senior debt obligations rated at least “A1” by Moody’s (and if rated “A1” by Moody’s, such rating is not on watch for possible downgrade to below “A1”) and the unsecured, short-term debt obligations rated at least “P-1” by Moody’s (and if rated “P-1” by Moody’s, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such counterparty does not have a short-term debt rating from Moody’s, the unsecured, long-term senior debt obligations rated at least “Aa3” by Moody’s (and if rated “Aa3” by Moody’s, such rating is not on watch for possible downgrade to below “Aa3”), and (c) either (i) the unsecured, long-term senior debt obligations are rated at least “A” by Fitch or (ii) the unsecured, short-term debt obligations are rated at least “F1” by Fitch.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Carryforward Interest

“Carryforward Interest” for any class of LIBOR Certificates for any Distribution Date will be the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate.

Current Interest

“Current Interest” for any class of LIBOR Certificates for any Distribution Date will be the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount of that class.

Net Funds Cap

For each Distribution Date and (i) the Group 1 Senior Certificates on or before the Distribution Date on which the Group 2 Senior Certificates have been reduced to zero and (ii) the Group 2 Senior Certificates on or before the Distribution Date on which the Group 1 Senior Certificates have been reduced to zero, the “Senior Net Funds Cap” for each Distribution Date and each Group will be an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (i) the related Optimal Interest Remittance Amount (as defined below) for such date over (ii) the proportionate share of any Net Swap Payment and any swap termination payment (not due to a breach by the Swap Counterparty) due to the Swap Counterparty, and (2) 12, and the denominator of which is the related Group collateral balance for the immediately preceding Distribution Date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the accrual period.

For each Distribution Date and (i) the Group 1 Senior Certificates after the Distribution Date on which the Group 2 Senior Certificates have been reduced to zero, (ii) the Group 2 Senior Certificates after the Distribution Date on which the Group 1 Senior Certificates have been reduced to zero and (iii) the Subordinate Certificates, the “Subordinate Net Funds Cap” for any Distribution Date will be the weighted average of the Senior Net Funds Caps for both Groups, weighted on the basis of their Group Subordinate Amounts; provided, however, on any Distribution Date after the Senior Certificates related to any Group have been reduced to zero, such weighting shall be on the basis of the principal balance of each Group.

The “Group Subordinate Amount” will be equal to the excess of the related Group collateral balance for the immediately preceding Distribution Date over the Senior Certificates related to such Group.

The “Optimal Interest Remittance Amount” with respect to each Distribution Date and each Group will be equal to the product of (A) (x) the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans in the Group, as of the first day of the related Collection Period divided by (y) 12 and (B) the aggregate Group collateral balance for the immediately preceding Distribution Date.

The “Net Mortgage Rate” with respect to any Mortgage Loan will be the Mortgage Rate thereof reduced by the Servicing Fee Rate.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Origination and Servicing

All of the Mortgage Loans were originated by BNC and as of the Closing date are serviced by Option One. On or about December 1, 2006, all of the Mortgage Loans serviced by Option One will transfer to Wells Fargo Bank, N.A.

Mortgage Insurance

Approximately 44.18% of the Mortgage Loans expected to be in the trust fund on the Closing Date have original loan-to-value ratios greater than 80%. Approximately 43.85% of these loans will be covered by a loan level primary mortgage insurance policy provided by Mortgage Guaranty Insurance Corporation (AA/Aa2/AA+) and PMI Mortgage Insurance Co. (AA/Aa2/AA+) (S&P/Moody’s/Fitch). This coverage will generally reduce the LTV of the insured loans to 60%.

Credit Risk Manager

The Clayton Fixed Income Services Inc. (“CFISI”), formerly known as The Murrayhill Company, will act as a credit risk manager on behalf of the Trust. CFISI’s primary function will be to monitor and advise the servicer with respect to default management and reporting for the benefit of the Trust. The following summarizes some of CFISI’s monthly activities:

•	Monitoring of all loans that are 60 or more days delinquent to ensure all foreclosure timelines are met or forbearance plans are established.

•	Monitoring of the servicer’s claim process for loans with mortgage insurance to ensure insurance claims are filed in an accurate and timely way.

•	Review of the prepayment premium collections by the servicer.

Basis Risk Shortfall

With respect to each Distribution Date, to the extent that (a) the amount of interest payable to a class, as calculated without regard to the applicable Net Funds Cap, exceeds (b) the amount calculated at the applicable Net Funds Cap (such excess, a “Basis Risk Shortfall”), that class will be entitled to the amount of such Basis Risk Shortfall and Unpaid Basis Risk Shortfall, before the Class X, Class LT-R and Class R Certificates are entitled to any distributions. The “Unpaid Basis Risk Shortfall” for any class of LIBOR Certificates on any Distribution Date will be the aggregate of all Basis Risk Shortfalls for such class for all previous Distribution Dates, together with interest thereon at the applicable Interest Rate, less all payments made with respect to such class in respect of such Basis Risk Shortfalls on or prior to such Distribution Date.

Losses

Losses are allocated in the following order: excess spread, overcollateralization, the Class B Certificates and the Class M Certificates in inverse order of priority. The allocation of losses to a class will result in a writedown of its Class Principal Amount and is referred to as an “Applied Loss Amount”. The balance of the Class A1, A2, A3, A4 and A5 Certificates will not be reduced by allocation of Applied Loss Amounts.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Deferred Amount & Subsequent Recoveries

With respect to each Distribution Date, the “Deferred Amount” for each class of Class M Certificates and the Class B Certificates will be equal to the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds (y) the sum of (i) the aggregate of amounts previously distributed in reimbursement thereof and (ii) the amount by which the Principal Amount of such class has been increased due to Subsequent Recoveries.

A “Subsequent Recovery” is an amount recovered with respect to a Mortgage Loan after it has been liquidated and the loss has been passed through to the trust fund. Subsequent Recoveries will increase the principal amount of classes which have been allocated an Applied Loss Amount, in order of seniority, by an amount equal to the lesser of (i) the outstanding Deferred Amount for such class and (ii) the amount of Subsequent Recoveries available after application to more senior classes. Funds related to Subsequent Recoveries will be included in the remittance amount for the related Distribution Date.

10% Optional Redemption

The transaction can be called by the Master Servicer, Aurora Loan Services LLC (an affiliate of Lehman Brothers), on any Distribution Date following the month in which the loan principal balance of the Mortgage Loans is reduced to less than 10% of the Cut-off Date collateral balance. If the optional redemption is not exercised on the first Distribution Date on which it is able to be exercised, beginning with the next succeeding Distribution Date, the margins on the Class A1, A2, A3, A4 and A5 Certificates will double and the margins on the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates will increase to 1.5 times their initial margins.

Credit Enhancement

Subordination

The Class A1, A2, A3, A4 and A5 Certificates will have limited protection by means of the subordination of the Class M and Class B Certificates. The Class A1, A2, A3, A4 and A5 Certificates will have the preferential right to receive interest due to them and principal available for distribution over classes having a lower priority of distribution. Each class of Class M Certificates will be senior to all other classes of Class M Certificates with a higher numerical designation and the Class B Certificates. Each class of Class B Certificates will be senior to all other classes of Class B Certificates with a higher numerical designation. If on any Distribution Date after giving effect to all realized losses and distributions of principal on such Distribution Date, the aggregate Certificate Principal Amount exceeds the aggregate loan balance, the Class B Certificates and the Class M Certificates will be reduced by the Applied Loss Amount in the following order: to the Class B Certificates in inverse order of priority, until all of the Class B Certificates have each been reduced to zero; then to the Class M Certificates in inverse order of priority, until all of the Class M Certificates have each been reduced to zero.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Overcollateralization

Excess interest may be used to pay down the Certificates so the aggregate loan balance exceeds the aggregate certificate balance (“Overcollateralization” or “OC”). Excess interest will be used to maintain the OC Target.

Prior to the Stepdown Date, the OC Target with respect to any Distribution Date is equal to the initial OC, which is approximately 1.35% of the Cut-off Date collateral balance. The OC Target with respect to any Distribution Date on or after the Stepdown Date and for which a Trigger Event is not in effect is equal to the greater of (i) the lesser of (a) approximately 1.35% of the Cut-off Date collateral balance and (b) approximately 2.70% of the current collateral balance, after giving effect to distributions on that Distribution Date, and (ii) approximately 0.50% of the Cut-off Date collateral balance. For any Distribution Date on or after the Stepdown Date and for which a Trigger Event is in effect, the OC Target will be equal to the OC Target for the immediately preceding Distribution Date.

Trigger Events

A “Trigger Event” will have occurred with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds [39.10]% of the Senior Enhancement Percentage for that Distribution Date, or if the Cumulative Realized Losses exceed:

Distribution Date	Loss Percentage

November 2008 to October 2009	[1.20]% for the first month, plus an additional 1/12th of
[1.45]% for each month thereafter

November 2009 to October 2010	[2.65]% for the first month, plus an additional 1/12th of
[1.55]% for each month thereafter

November 2010 to October 2011	[4.20]% for the first month, plus an additional 1/12th of
[1.20]% for each month thereafter

November 2011 to October 2012	[5.40]% for the first month, plus an additional 1/12th of
[0.65]% for each month thereafter

November 2012 and thereafter	[6.05]%

The “Rolling Three Month Delinquency Rate” with respect to any Distribution Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

The “Delinquency Rate” for any month will be the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate loan balance as of the close of business on the last day of such month.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

“Cumulative Realized Losses” with respect to any Distribution Date will be equal to the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of Cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date collateral balance.

The “Senior Enhancement Percentage” for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the total Certificate Principal Amount of the Class M Certificates, the Class B Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the aggregate loan balance, after giving effect to distributions on that Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Lehman Brothers Contacts

MBS Trading	Matt Miller	(212) 526-8315
	Rishi Bansal	(212) 526-8315
	Alar Randmere	(212) 526-8315
	Sumit Chhabra	(212) 526-8315
	Alok Sharma	(212) 526-8315
	David Wong	(212) 526-8315
	Domenic Tripodi	(212) 526-8315
	Namit Sinha	(212) 526-8315
	Shinjit Ghosh	(212) 526-8315
	Tyler Peters	(212) 526-8315

Syndicate	Dan Covello	(212) 526-9519
	Paul Tedeschi	(212) 526-9519
	Pat Quinn	(212) 526-9519
	Matthew Dunn	(212) 526-9519

MBS Banking	Ellen Kiernan	(212) 526-4279
	Angel Lau	(212) 526-9245
	Christina Barretto	(212) 526-2185
	Patrick Fruzzetti	(212) 526-2693
	Allan Riska	(212) 526-7512
	Emma Kuzmina	(212) 526-0524

Rating Agency Contacts

S&P	David Hongwei Wang	(212) 438-1580
Moody’s	Brian Burchfield	(212) 553-4630
Fitch	Lori Samuels	(212) 908-0264

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Summary of Terms
Issuing Entity:	BNC Mortgage Loan Trust 2006-2

Depositor:	Structured Asset Securities Corporation

Trustee:	U.S. Bank National Association

Securities Administrator:	Wells Fargo Bank, N.A.

Master Servicer:	Aurora Loan Services LLC

Credit Risk Manager:	Clayton Fixed Income Services Inc.

Lead Underwriter:	Lehman Brothers Inc.

Swap Counterparty:	[TBD]

Cap Counterparty:	[TBD]

Distribution Date:	25th of each month, or the next succeeding Business Day Actual first Distribution Date: November 27, 2006

Cut-off Date:	October 1, 2006

Pricing Date:	October 26, 2006

Closing Date:	October 30, 2006

Settlement Date:	October 30, 2006

Delay Days:	0 day delay

Dated Date:	October 25, 2006

Day Count:	Actual/360

Collection Period:	2nd day of prior month through 1st day of month of such distribution

Credit Risk Manager Fee:	0.011% of the loan principal balance annually.

Servicing Fee:	The servicing fee is equal to 0.50% of the loan principal balance annually.

Clearing/Registration:	Book-entry through DTC, Clearstream and Euroclear.

Denomination:
Minimum $25,000; increments $1 in excess thereof for the Class A Certificates, provided that with respect to European Investors only, the Class A Certificates will be sold in minimum total investment amounts of $100,000. Minimum $100,000; increments $1 in excess thereof for the Class M and Class B Certificates.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

SMMEA Eligibility:	None of the Certificates are expected to be SMMEA eligible.

ERISA Eligibility:
The Class A and Class M Certificates are expected to be ERISA eligible provided that, until both the interest rate cap agreement and interest rate swap agreement are terminated, the investors meet the requirements of certain investor-based or statutory exemptions.

Tax Status:	REMIC for Federal income tax purposes.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To 10% Call

% CPR	20%	25%	30%	35%	40%

Class A1
Avg. Life (yrs)	3.31	2.57	2.01	1.56	1.19
Window (mos)	1-122	1-96	1-78	1-65	1-55
Expected Final Mat.	12/25/2016	10/25/2014	4/25/2013	3/25/2012	5/25/2011

Class A2
Avg. Life (yrs)	1.27	1.00	0.81	0.68	0.58
Window (mos)	1-34	1-26	1-21	1-18	1-15
Expected Final Mat.	8/25/2009	12/25/2008	7/25/2008	4/25/2008	1/25/2008

Class A3
Avg. Life (yrs)	3.26	2.47	2.00	1.66	1.41
Window (mos)	34-47	26-33	21-27	18-22	15-19
Expected Final Mat.	9/25/2010	7/25/2009	1/25/2009	8/25/2008	5/25/2008

Class A4
Avg. Life (yrs)	6.12	4.70	3.50	2.39	2.02
Window (mos)	47-115	33-90	27-73	22-36	19-31
Expected Final Mat.	5/25/2016	4/25/2014	11/25/2012	10/25/2009	5/25/2009

Class A5
Avg. Life (yrs)	10.11	7.95	6.45	5.37	3.03
Window (mos)	115-122	90-96	73-78	36-65	31-55
Expected Final Mat.	12/25/2016	10/25/2014	4/25/2013	3/25/2012	5/25/2011

Class M1
Avg. Life (yrs)	4.25	3.59	3.68	3.94	4.29
Window (mos)	37-68	39-53	41-48	43-52	47-55
Expected Final Mat.	6/25/2012	3/25/2011	10/25/2010	2/25/2011	5/25/2011

Class M2
Avg. Life (yrs)	7.73	6.05	4.96	4.75	4.57
Window (mos)	68-122	53-96	48-78	52-65	55-55
Expected Final Mat.	12/25/2016	10/25/2014	4/25/2013	3/25/2012	5/25/2011

Class M3
Avg. Life (yrs)	10.15	7.99	6.49	5.40	4.57
Window (mos)	122-122	96-96	78-78	65-65	55-55
Expected Final Mat.	12/25/2016	10/25/2014	4/25/2013	3/25/2012	5/25/2011

Class M4
Avg. Life (yrs)	6.59	5.24	4.49	4.09	3.96
Window (mos)	37-122	38-96	40-78	42-65	44-55
Expected Final Mat.	12/25/2016	10/25/2014	4/25/2013	3/25/2012	5/25/2011

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To 10% Call

% CPR	20%	25%	30%	35%	40%

Class M5
Avg. Life (yrs)	6.59	5.23	4.46	4.04	3.85
Window (mos)	37-122	38-96	39-78	41-65	43-55
Expected Final Mat.	12/25/2016	10/25/2014	4/25/2013	3/25/2012	5/25/2011

Class M6
Avg. Life (yrs)	6.59	5.23	4.44	3.99	3.77
Window (mos)	37-122	38-96	39-78	40-65	41-55
Expected Final Mat.	12/25/2016	10/25/2014	4/25/2013	3/25/2012	5/25/2011

Class M7
Avg. Life (yrs)	6.59	5.23	4.43	3.96	3.71
Window (mos)	37-122	37-96	38-78	39-65	40-55
Expected Final Mat.	12/25/2016	10/25/2014	4/25/2013	3/25/2012	5/25/2011

Class M8
Avg. Life (yrs)	6.59	5.22	4.41	3.93	3.66
Window (mos)	37-122	37-96	38-78	39-65	40-55
Expected Final Mat.	12/25/2016	10/25/2014	4/25/2013	3/25/2012	5/25/2011

Class M9
Avg. Life (yrs)	6.59	5.22	4.41	3.91	3.62
Window (mos)	37-122	37-96	38-78	38-65	39-55
Expected Final Mat.	12/25/2016	10/25/2014	4/25/2013	3/25/2012	5/25/2011

Class B1
Avg. Life (yrs)	6.57	5.20	4.38	3.88	3.57
Window (mos)	37-122	37-96	37-78	38-65	38-55
Expected Final Mat.	12/25/2016	10/25/2014	4/25/2013	3/25/2012	5/25/2011

Class B2
Avg. Life (yrs)	6.20	4.90	4.12	3.64	3.36
Window (mos)	37-114	37-90	37-73	37-61	37-51
Expected Final Mat.	4/25/2016	4/25/2014	11/25/2012	11/25/2011	1/25/2011

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To Maturity

% CPR	20%	25%	30%	35%	40%

Class A1
Avg. Life (yrs)	3.58	2.78	2.19	1.71	1.24
Window (mos)	1-262	1-210	1-173	1-144	1-122
Expected Final Mat.	8/25/2028	4/25/2024	3/25/2021	10/25/2018	12/25/2016

Class A2
Avg. Life (yrs)	1.27	1.00	0.81	0.68	0.58
Window (mos)	1-34	1-26	1-21	1-18	1-15
Expected Final Mat.	8/25/2009	12/25/2008	7/25/2008	4/25/2008	1/25/2008

Class A3
Avg. Life (yrs)	3.26	2.47	2.00	1.66	1.41
Window (mos)	34-47	26-33	21-27	18-22	15-19
Expected Final Mat.	9/25/2010	7/25/2009	1/25/2009	8/25/2008	5/25/2008

Class A4
Avg. Life (yrs)	6.12	4.70	3.50	2.39	2.02
Window (mos)	47-115	33-90	27-73	22-36	19-31
Expected Final Mat.	5/25/2016	4/25/2014	11/25/2012	10/25/2009	5/25/2009

Class A5
Avg. Life (yrs)	13.41	10.58	8.62	7.17	3.64
Window (mos)	115-265	90-212	73-175	36-146	31-123
Expected Final Mat.	11/25/2028	6/25/2024	5/25/2021	12/25/2018	1/25/2017

Class M1
Avg. Life (yrs)	4.25	3.59	3.68	3.94	4.33
Window (mos)	37-68	39-53	41-48	43-52	47-59
Expected Final Mat.	6/25/2012	3/25/2011	10/25/2010	2/25/2011	9/25/2011

Class M2
Avg. Life (yrs)	7.75	6.06	4.97	4.76	5.64
Window (mos)	68-130	53-102	48-83	52-69	59-80
Expected Final Mat.	8/25/2017	4/25/2015	9/25/2013	7/25/2012	6/25/2013

Class M3
Avg. Life (yrs)	14.09	11.15	9.06	7.54	7.41
Window (mos)	130-223	102-179	83-146	69-121	80-103
Expected Final Mat.	5/25/2025	9/25/2021	12/25/2018	11/25/2016	5/25/2015

Class M4
Avg. Life (yrs)	7.18	5.72	4.87	4.41	4.23
Window (mos)	37-190	38-152	40-124	42-103	44-87
Expected Final Mat.	8/25/2022	6/25/2019	2/25/2017	5/25/2015	1/25/2014

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To Maturity

% CPR	20%	25%	30%	35%	40%

Class M5
Avg. Life (yrs)	7.15	5.68	4.82	4.33	4.10
Window (mos)	37-182	38-145	39-118	41-99	43-83
Expected Final Mat.	12/25/2021	11/25/2018	8/25/2016	1/25/2015	9/25/2013

Class M6
Avg. Life (yrs)	7.10	5.64	4.77	4.26	4.00
Window (mos)	37-175	38-138	39-112	40-93	41-79
Expected Final Mat.	5/25/2021	4/25/2018	2/25/2016	7/25/2014	5/25/2013

Class M7
Avg. Life (yrs)	7.05	5.59	4.72	4.21	3.91
Window (mos)	37-167	37-132	38-107	39-89	40-75
Expected Final Mat.	9/25/2020	10/25/2017	9/25/2015	3/25/2014	1/25/2013

Class M8
Avg. Life (yrs)	6.98	5.52	4.66	4.14	3.83
Window (mos)	37-158	37-124	38-101	39-84	40-71
Expected Final Mat.	12/25/2019	2/25/2017	3/25/2015	10/25/2013	9/25/2012

Class M9
Avg. Life (yrs)	6.87	5.44	4.59	4.06	3.75
Window (mos)	37-150	37-118	38-96	38-80	39-67
Expected Final Mat.	4/25/2019	8/25/2016	10/25/2014	6/25/2013	5/25/2012

Class B1
Avg. Life (yrs)	6.65	5.26	4.43	3.92	3.60
Window (mos)	37-137	37-107	37-87	38-72	38-61
Expected Final Mat.	3/25/2018	9/25/2015	1/25/2014	10/25/2012	11/25/2011

Class B2
Avg. Life (yrs)	6.20	4.90	4.12	3.64	3.36
Window (mos)	37-114	37-90	37-73	37-61	37-51
Expected Final Mat.	4/25/2016	4/25/2014	11/25/2012	11/25/2011	1/25/2011

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Available Funds Cap Schedule* (1) (2) (3)
*The Effective Available Funds Cap is shown for the first 72 Distribution Dates. For purposes of this calculation, it was assumed that Net Swap Payments from the Swap Agreement and payments from the Interest Rate Cap Agreement were available to the Senior Certificates of each Group in proportion to the related Collateral Group Balance.

Period	Group 1 Senior Net Funds Cap (%)	Group 2 Senior Net Funds Cap ($)	Subordinate Net Funds Cap (%)	Period	Group 1 Senior Net Funds Cap (%)	Group 2 Senior Net Funds Cap ($)	Subordinate Net Funds Cap (%)	Period	Group 1 Senior Net Funds Cap (%)	Group 2 Senior Net Funds Cap ($)	Subordinate Net Funds Cap (%)
1	7.39642	7.38834	7.39027	35	21.76432	21.79857	21.79040	69	15.80801	15.83335	15.82730
2	22.00001	21.99167	21.99366	36	22.45663	22.50724	22.49517	70	15.24405	15.26847	15.26264
3	21.25569	21.24763	21.24955	37	21.65067	21.69956	21.68790	71	15.19112	15.21707	15.21086
4	21.24951	21.24147	21.24338	38	22.28815	22.33858	22.32656	72	15.64231	15.66902	15.66263
5	23.54028	23.53138	23.53350	39	21.48787	21.53659	21.52497	73	12.60156	12.62729	12.62114
6	21.28419	21.27616	21.27807	40	21.40672	21.45535	21.44375	74	13.02265	13.04912	13.04279
7	22.03584	22.02755	22.02953	41	24.40122	24.44520	24.43471	75	12.60357	12.62908	12.62298
8	21.35604	21.34803	21.34994	42	21.98735	22.04013	22.02755	76	12.60458	12.62998	12.62390
9	22.10953	22.10126	22.10324	43	22.63658	22.69099	22.67801	77	13.95620	13.98600	13.97887
10	21.42686	21.41887	21.42077	44	21.82535	21.87789	21.86536	78	12.60663	12.63343	12.62701
11	21.46658	21.45860	21.46051	45	22.47234	22.52651	22.51359	79	13.02791	13.05549	13.04889
12	22.22258	22.21434	22.21631	46	21.66637	21.71868	21.70620	80	12.60870	12.63526	12.62890
13	21.45491	21.44695	21.44885	47	22.30311	22.34586	22.33566	81	13.03006	13.05740	13.05085
14	22.07234	22.06412	22.06608	48	22.98891	23.04653	23.03279	82	12.61079	12.63712	12.63082
15	21.23001	21.22207	21.22396	49	22.16880	22.22442	22.21115	83	12.61185	12.63969	12.63302
16	21.08310	21.07517	21.07706	50	22.82360	22.88092	22.86725	84	13.03334	13.06198	13.05512
17	22.35317	22.34470	22.34672	51	22.00843	22.06376	22.05056	85	12.61398	12.64158	12.63496
18	20.72342	20.71551	20.71739	52	21.92670	21.98187	21.96870	86	13.03556	13.06395	13.05714
19	21.19585	21.18769	21.18964	53	24.39114	24.43171	24.42203	87	12.61614	12.64349	12.63693
20	20.28671	20.27882	20.28070	54	21.96141	21.99872	21.98982	88	12.61722	12.64445	12.63792
21	20.85985	20.85170	20.85365	55	22.60832	22.64671	22.63755	89	13.97028	14.00029	13.99309
22	20.09448	20.08661	20.08848	56	21.79868	21.83566	21.82683	90	12.61942	12.64639	12.63992
23	21.57388	21.59489	21.58988	57	22.43953	22.47757	22.46849	91	13.04121	13.06895	13.06230
24	22.23331	22.29311	22.27885	58	21.63453	21.67119	21.66244	92	12.62164	12.64836	12.64195
25	21.25940	21.31722	21.30344	59	21.73659	21.75975	21.75422	93	13.04352	13.07099	13.06440
26	21.79438	21.85410	21.83986	60	22.38710	22.41171	22.40583	94	12.62389	12.65034	12.64399
27	20.93922	20.99697	20.98320	61	15.78458	15.80829	15.80263	95	12.62503	12.65135	12.64503
28	20.80365	20.86137	20.84761	62	16.24225	16.26665	16.26083	96	13.04704	13.07410	13.06760
29	23.48416	23.55857	23.54083	63	15.65550	15.67902	15.67341	97	12.62732	12.65337	12.64711
30	21.11826	21.19771	21.17877	64	15.59199	15.61541	15.60982	98	13.04942	13.07620	13.06976
31	21.72386	21.80590	21.78634	65	16.60298	16.62964	16.62328	99	12.62964	12.65541	12.64921
32	20.93065	21.00999	20.99107	66	15.47102	15.49586	15.48993	100	12.63081	12.65644	12.65027
33	21.53870	21.62063	21.60109	67	15.92510	15.95067	15.94456
34	20.76180	20.84102	20.82213	68	15.35502	15.37966	15.37377

(1)	Based on one-month LIBOR and six-month LIBOR of 20% for each period.
(2)	Assumes a constant prepayment rate of 30%.
(3)	Assumes no losses.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Excess Spread (1) (2) (3) (4)

Period	Excess Spread	Period	Excess Spread	Period	Excess Spread
1	1.95%	26	3.79%	51	3.99%
2	2.01%	27	3.61%	52	3.98%
3	1.79%	28	3.60%	53	4.55%
4	1.79%	29	4.14%	54	4.00%
5	2.37%	30	3.59%	55	4.18%
6	1.84%	31	3.77%	56	3.99%
7	2.07%	32	3.58%	57	4.16%
8	1.92%	33	3.75%	58	3.98%
9	2.15%	34	3.55%	59	4.01%
10	2.00%	35	3.98%	60	4.20%
11	2.05%	36	4.18%	61	4.01%
12	2.28%	37	3.99%	62	4.19%
13	2.12%	38	4.12%	63	4.01%
14	2.34%	39	3.98%	64	4.01%
15	2.18%	40	3.98%	65	4.41%
16	2.19%	41	4.55%	66	4.04%
17	2.55%	42	4.01%	67	4.23%
18	2.20%	43	4.18%	68	4.05%
19	2.37%	44	3.99%	69	4.23%
20	2.19%	45	4.17%	70	4.05%
21	2.35%	46	3.99%	71	4.08%
22	2.17%	47	4.01%	72	4.27%
23	3.58%	48	4.19%
24	3.80%	49	4.00%
25	3.62%	50	4.18%

(1)	Based on gradually increasing one-month LIBOR and six-month LIBOR.
(2)	Assumes a constant prepayment rate of 30%.
(3)	Does not include swap payments to the supplemental interest trust, reflects swap payments made by the supplemental interest trust.
(4)	Does not include cap payments to the supplemental interest trust.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

BNC 2006-2 Collateral Summary - Aggregate

Collateral information is as of the Cut-Off Date.

Total Number of Loans	3,734
Total Outstanding Loan Balance	$801,222,604
Average Loan Principal Balance	$214,574
Fixed Rate	23.4%
Adjustable Rate	76.6%
Prepayment Premium	71.9%
Weighted Average Coupon	8.4%
Weighted Average Margin	5.8%
Weighted Average Initial Periodic Cap	3.0%
Weighted Average Periodic Cap	1.0%
Weighted Average Maximum Rate	15.4%
Weighted Average Floor	8.4%
Weighted Average Original Term (mo.)	351
Weighted Average Remaining Term (mo.)	350
Weighted Average Loan Age (mo.)	1
Weighted Average Combined LTV	82.0%
Weighted Average Effective Combined LTV	76.0%
Weighted Average Full Combined LTV	85.8%
% of Loans with Junior Liens	19.9%
Non-Zero Weighted Average FICO	620
Non-Zero Weighted Average DTI	42.0%
% IO Loans	24.6%

Product Type	
2 Year Hybrid (Non-Balloon)	30.0%
2 Year Hybrid (Balloon)	27.7%
Fixed Rate (Balloon)	11.7%
Fixed Rate (Non-Balloon)	11.6%
3 Year Hybrid (Non-Balloon)	10.9%
3 Year Hybrid (Balloon)	8.0%
Other	0.1%

Amortization Type	
Balloon	47.4%
Fully Amortizing	28.0%
Interest-Only	24.6%

Documentation Type	
Full	53.6%
Stated	43.6%
Limited	2.6%
No Documentation	0.2%

Primary Mortgage Insurance Coverage	
No	80.6%
Yes	19.4%

Primary Mortgage Insurance Coverage (First Lien Loans with LTV > 80%)	
No	56.2%
Yes	43.8%

Lien Position	
1st Lien	95.6%
2nd Lien	4.4%

Loan Purpose	
Cash Out Refinance	63.6%
Purchase	31.8%
Rate/Term Refinance	4.6%

Occupancy Status	
Primary Home	92.1%
Investment	5.2%
Second Home	2.7%

Geographic Distribution (Other states account individually for less than 3% of the Cut-Off Date principal balance)	
CA	40.1%
FL	7.3%
IL	6.4%
AZ	5.4%
NY	4.9%
NJ	3.9%
MD	3.5%

26

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate

Collateral characteristics are listed below as of the Cut-Off Date.

Product Type*

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Fully Amortizing Loans:									
2/28 ARM (LIBOR)	532	$97,158,922.30	12.13%	8.654%	100.00%	609	81.50%	46.28%	16.31%
Fixed Rate - 30 Year	440	76,480,095.42	9.55	7.808	0.00	630	75.95	77.49	24.70
3/27 ARM (LIBOR)	247	43,706,549.58	5.45	8.914	100.00	610	83.28	51.87	24.69
Fixed Rate - 20 Year	22	3,012,579.47	0.38	7.727	0.00	639	75.35	92.54	34.62
Fixed Rate - 15 Year	27	2,942,778.87	0.37	8.200	0.00	640	64.13	56.56	12.66
5/25 ARM (LIBOR)	5	1,075,136.98	0.13	7.353	100.00	642	61.98	74.32	0.00
Subtotal (Fully Amortizing):	**1,273**	**$224,376,062.62**	**28.00%**	**8.392%**	**63.26%**	**618**	**79.55%**	**58.90%**	**20.92%**
Balloon Loans:									
2/28 ARM (LIBOR) - 30/40 Year Balloon	759	$201,792,612.26	25.19%	8.399%	100.00%	597	80.82%	54.12%	16.95%
3/27 ARM (LIBOR) - 30/40 Year Balloon	219	54,927,075.63	6.86	8.373	100.00	598	81.51	59.17	21.73
Fixed Rate - 30/40 Year Balloon	210	51,217,551.85	6.39	7.892	0.00	615	77.22	65.13	26.45
Fixed Rate - 15/30 Year Balloon	536	35,229,332.34	4.40	11.605	0.00	657	99.91	40.85	0.00
2/28 ARM (LIBOR) - 30/50 Year Balloon	65	19,972,988.63	2.49	8.262	100.00	632	87.99	49.54	27.59
3/27 ARM (LIBOR) - 30/50 Year Balloon	30	9,071,738.35	1.13	8.534	100.00	651	85.60	31.57	24.79
Fixed Rate - 30/50 Year Balloon	24	7,486,290.02	0.93	7.629	0.00	649	79.47	57.75	33.12
Subtotal (Balloon):	**1,843**	**$379,697,589.08**	**47.39%**	**8.605%**	**75.26%**	**609**	**82.67%**	**54.40%**	**18.41%**
Interest-Only Loans:									
2/28 ARM (LIBOR)	452	$142,839,320.97	17.83%	8.080%	100.00%	643	83.46%	42.72%	17.26%
3/27 ARM (LIBOR)	132	43,406,810.71	5.42	7.839	100.00	644	84.16	51.87	22.56
Fixed Rate - 30 Year	34	10,902,821.05	1.36	7.274	0.00	668	81.78	68.55	35.72
Subtotal (Interest-Only):	**618**	**$197,148,952.73**	**24.61%**	**7.982%**	**94.47%**	**645**	**83.52%**	**46.16%**	**19.45%**
Total:	**3,734**	**$801,222,604.43**	**100.00%**	**8.392%**	**76.63%**	**620**	**82.01%**	**53.63%**	**19.37%**

*If a loan is both a Balloon & Interest-Only, it is grouped into the Interest-Only bucket.

27

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

IO Term

(months)	Mortgage Loans	Principal Balance ($)	% of IO Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Interest-Only Loans:									
60	618	$197,148,952.73	100.00%	7.982%	94.47%	645	83.52%	46.16%	19.45%
Total:	**618**	**$197,148,952.73**	**100.00%**	**7.982%**	**94.47%**	**645**	**83.52%**	**46.16%**	**19.45%**

Original Amortization Term

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
40 Year Amortization	1,188	$307,937,239.74	38.43%	8.310%	83.37%	600	80.35%	56.85%	19.38%
30 Year Amortization	1,760	253,650,036.62	31.66	8.848	55.96	623	82.61	56.02	17.95
Interest-Only	618	197,148,952.73	24.61	7.982	94.47	645	83.52	46.16	19.45
50 Year Amortization	119	36,531,017.00	4.56	8.200	79.51	640	85.65	46.76	28.02
20 Year Amortization	22	3,012,579.47	0.38	7.727	0.00	639	75.35	92.54	34.62
15 Year Amortization	27	2,942,778.87	0.37	8.200	0.00	640	64.13	56.56	12.66
Total:	**3,734**	**$801,222,604.43**	**100.00%**	**8.392%**	**76.63%**	**620**	**82.01%**	**53.63%**	**19.37%**

28

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

Scheduled Principal Balances

($)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
0.01 - 50,000.00	300	$11,396,338.55	1.42%	11.039%	18.80%	634	91.36%	54.60%	0.98%
50,000.01 - 100,000.00	617	46,439,282.31	5.80	9.920	40.74	624	85.78	57.20	6.65
100,000.01 - 150,000.00	575	71,684,648.19	8.95	8.815	60.03	614	80.07	63.31	14.49
150,000.01 - 200,000.00	581	102,399,201.98	12.78	8.430	74.41	610	79.13	61.42	15.70
200,000.01 - 250,000.00	393	88,148,536.66	11.00	8.263	80.15	616	79.53	55.93	23.15
250,000.01 - 300,000.00	401	109,808,338.67	13.71	8.135	82.42	614	81.17	55.76	20.79
300,000.01 - 350,000.00	230	74,817,978.65	9.34	8.140	80.12	629	81.98	42.98	26.59
350,000.01 - 400,000.00	209	78,393,182.61	9.78	8.167	85.94	618	83.24	45.94	28.34
400,000.01 - 450,000.00	149	63,349,418.72	7.91	8.058	86.01	625	81.90	46.03	20.68
450,000.01 - 500,000.00	110	52,397,327.22	6.54	8.172	85.36	622	82.99	48.20	18.16
500,000.01 - 550,000.00	66	34,622,074.55	4.32	8.164	89.22	618	84.06	48.83	27.27
550,000.01 - 600,000.00	41	23,839,423.32	2.98	7.967	75.67	640	86.00	58.22	19.16
600,000.01 - 650,000.00	37	23,195,149.23	2.89	8.171	83.69	641	85.74	48.65	5.47
650,000.01 >=	25	20,731,703.77	2.59	8.226	85.05	652	85.37	64.95	11.11
Total:	**3,734**	**$801,222,604.43**	**100.00%**	**8.392%**	**76.63%**	**620**	**82.01%**	**53.63%**	**19.37%**

Lien Position

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1st Lien	3,194	$765,619,847.11	95.56%	8.243%	80.19%	619	81.17%	54.24%	20.27%
2nd Lien	540	35,602,757.32	4.44	11.601	0.00	657	99.91	40.61	0.00
Total:	**3,734**	**$801,222,604.43**	**100.00%**	**8.392%**	**76.63%**	**620**	**82.01%**	**53.63%**	**19.37%**

29

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

Loan Purpose

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Cash Out Refinance	2,195	$509,946,188.78	63.65%	8.143%	74.22%	609	79.74%	60.21%	22.37%
Purchase	1,379	254,524,761.17	31.77	8.899	82.71	647	86.49	38.87	14.32
Rate/Term Refinance	160	36,751,654.48	4.59	8.329	67.94	598	82.45	64.58	12.73
Total:	**3,734**	**$801,222,604.43**	**100.00%**	**8.392%**	**76.63%**	**620**	**82.01%**	**53.63%**	**19.37%**

Occupancy Status

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Primary Home	3,359	$737,774,402.85	92.08%	8.353%	76.46%	618	81.97%	54.13%	18.88%
Investment	245	41,862,209.34	5.22	8.839	82.76	642	82.01	56.37	36.44
Second Home	130	21,585,992.24	2.69	8.855	70.49	674	83.38	31.31	2.99
Total:	**3,734**	**$801,222,604.43**	**100.00%**	**8.392%**	**76.63%**	**620**	**82.01%**	**53.63%**	**19.37%**

Original Terms to Stated Maturity

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1 - 180	563	$38,172,111.21	4.76%	11.342%	0.00%	655	97.15%	42.06%	0.98%
181 - 240	22	3,012,579.47	0.38	7.727	0.00	639	75.35	92.54	34.62
241 - 360	3,149	760,037,913.75	94.86	8.247	80.78	619	81.27	54.06	20.23
Total:	**3,734**	**$801,222,604.43**	**100.00%**	**8.392%**	**76.63%**	**620**	**82.01%**	**53.63%**	**19.37%**

30

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

Remaining Terms to Stated Maturity

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1 - 180	563	$38,172,111.21	4.76%	11.342%	0.00%	655	97.15%	42.06%	0.98%
181 - 240	22	3,012,579.47	0.38	7.727	0.00	639	75.35	92.54	34.62
241 - 360	3,149	760,037,913.75	94.86	8.247	80.78	619	81.27	54.06	20.23
Total:	**3,734**	**$801,222,604.43**	**100.00%**	**8.392%**	**76.63%**	**620**	**82.01%**	**53.63%**	**19.37%**

State Distribution (Top 10)

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
CA	1,084	$321,236,600.61	40.09%	8.081%	77.83%	627	80.87%	50.68%	14.68%
FL	320	58,502,522.91	7.30	8.396	68.52	613	79.66	53.14	21.07
IL	284	51,394,092.81	6.41	8.989	88.34	618	84.26	51.74	19.38
AZ	243	43,653,055.71	5.45	8.186	80.69	627	80.78	58.72	19.97
NY	132	39,444,046.57	4.92	8.696	72.40	629	84.99	34.54	31.71
NJ	121	31,286,117.49	3.90	8.731	85.71	610	82.77	43.70	36.71
MD	128	27,683,583.98	3.46	8.366	77.89	607	81.96	64.24	31.21
NV	102	20,190,719.11	2.52	8.546	81.22	623	83.50	47.69	19.48
HI	59	20,181,034.87	2.52	8.054	60.18	641	82.09	45.54	34.98
WA	93	18,224,069.56	2.27	8.219	82.15	610	81.72	69.25	14.68
Other	1,168	169,426,760.81	21.15	8.765	72.47	610	83.62	63.19	18.14
Total:	**3,734**	**$801,222,604.43**	**100.00%**	**8.392%**	**76.63%**	**620**	**82.01%**	**53.63%**	**19.37%**

31

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

Original Combined Loan-to-Value Ratio*

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:									
Less than 60.01%	261	$43,642,621.60	5.45%	7.767%	57.31%	599	49.39%	59.31%	0.00%
60.01 to 70.00%	300	64,431,994.54	8.04	7.828	62.28	599	66.37	57.55	0.00
70.01 to 80.00%	1,224	303,587,769.40	37.89	8.023	83.98	629	78.60	49.12	0.00
80.01 to 85.00%									
With MI:	159	38,932,025.76	4.86	8.426	71.05	609	84.61	47.60	100.00
Without MI:	317	71,331,079.60	8.90	8.626	85.52	587	84.49	57.96	0.00
85.01 to 90.00%									
With MI:	248	65,964,426.26	8.23	8.140	73.15	633	89.58	60.35	100.00
Without MI:	318	78,316,842.68	9.77	8.497	92.11	609	89.64	58.80	0.00
90.01 to 95.00%									
With MI:	128	34,525,616.66	4.31	8.224	72.44	640	94.67	77.02	100.00
Without MI:	109	28,405,634.25	3.55	8.413	90.96	620	94.75	69.88	0.00
95.01 to 100.00%									
With MI:	60	15,778,823.94	1.97	9.824	89.07	649	99.89	32.70	100.00
Without MI:	70	20,703,012.42	2.58	10.049	96.22	631	99.94	28.07	0.00
Subtotal (First Lien):	**3,194**	**$765,619,847.11**	**95.56%**	**8.243%**	**80.19%**	**619**	**81.17%**	**54.24%**	**20.27%**
Second Lien Loans:									
90.01 to 95.00%	9	$476,587.16	0.06%	11.355%	0.00%	661	95.00%	65.91%	0.00%
95.01 to 100.00%	531	35,126,170.16	4.38	11.604	0.00	657	99.98	40.26	0.00
Subtotal (Second Lien):	**540**	**$35,602,757.32**	**4.44%**	**11.601%**	**0.00%**	**657**	**99.91%**	**40.61%**	**0.00%**
Total:	**3,734**	**$801,222,604.43**	**100.00%**	**8.392%**	**76.63%**	**620**	**82.01%**	**53.63%**	**19.37%**

*Includes the loan in the securitization and any senior liens.

32

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

*Original Effective Combined Loan-to-Value Ratio**

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:									
Less than 60.01%	856	$198,843,514.22	24.82%	8.263%	70.40%	624	81.49%	58.32%	78.05%
60.01 to 70.00%	300	64,431,994.54	8.04	7.828	62.28	599	66.37	57.55	0.00
70.01 to 80.00%	1,224	303,587,769.40	37.89	8.023	83.98	629	78.60	49.12	0.00
80.01 to 85.00%	317	71,331,079.60	8.90	8.626	85.52	587	84.49	57.96	0.00
85.01 to 90.00%	318	78,316,842.68	9.77	8.497	92.11	609	89.64	58.80	0.00
90.01 to 95.00%	109	28,405,634.25	3.55	8.413	90.96	620	94.75	69.88	0.00
95.01 to 100.00%	70	20,703,012.42	2.58	10.049	96.22	631	99.94	28.07	0.00
Subtotal (First Lien):	**3,194**	**$765,619,847.11**	**95.56%**	**8.243%**	**80.19%**	**619**	**81.17%**	**54.24%**	**20.27%**
Second Lien Loans:									
90.01 to 95.00%	9	$476,587.16	0.06%	11.355%	0.00%	661	95.00%	65.91%	0.00%
95.01 to 100.00%	531	35,126,170.16	4.38	11.604	0.00	657	99.98	40.26	0.00
Subtotal (Second Lien):	**540**	**$35,602,757.32**	**4.44%**	**11.601%**	**0.00%**	**657**	**99.91%**	**40.61%**	**0.00%**
Total:	**3,734**	**$801,222,604.43**	**100.00%**	**8.392%**	**76.63%**	**620**	**82.01%**	**53.63%**	**19.37%**

*Combined LTV after taking mortgage insurance into account.

33

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

*Original Full Combined Loan-to-Value Ratio**

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:									
Less than 60.01%	261	$43,642,621.60	5.45%	7.767%	57.31%	599	49.39%	59.31%	0.00%
60.01 to 70.00%	297	63,833,756.64	7.97	7.827	62.73	599	66.37	58.09	0.00
70.01 to 80.00%	649	154,861,228.06	19.33	8.016	73.86	600	77.29	57.40	0.00
80.01 to 85.00%									
With MI:	157	38,657,838.46	4.82	8.424	70.84	610	84.60	47.49	100.00
Without MI:	300	68,603,378.66	8.56	8.599	85.47	588	84.44	57.13	0.00
85.01 to 90.00%									
With MI:	242	63,613,441.47	7.94	8.112	72.15	634	89.57	61.94	100.00
Without MI:	302	75,183,379.67	9.38	8.466	92.00	609	89.52	59.29	0.00
90.01 to 95.00%									
With MI:	129	34,867,862.63	4.35	8.239	72.71	640	94.55	76.06	100.00
Without MI:	154	35,924,875.57	4.48	8.487	88.53	618	92.10	67.46	0.00
95.01 to 100.00%									
With MI:	67	18,061,750.06	2.25	9.692	90.46	645	98.71	32.19	100.00
Without MI:	636	168,369,714.29	21.01	8.289	94.99	654	82.60	38.78	0.00
Subtotal (First Lien):	**3,194**	**$765,619,847.11**	**95.56%**	**8.243%**	**80.19%**	**619**	**81.17%**	**54.24%**	**20.27%**
Second Lien Loans:									
90.01 to 95.00%	9	$476,587.16	0.06%	11.355%	0.00%	661	95.00%	65.91%	0.00%
95.01 to 100.00%	531	35,126,170.16	4.38	11.604	0.00	657	99.98	40.26	0.00
Subtotal (Second Lien):	**540**	**$35,602,757.32**	**4.44%**	**11.601%**	**0.00%**	**657**	**99.91%**	**40.61%**	**0.00%**
Total:	**3,734**	**$801,222,604.43**	**100.00%**	**8.392%**	**76.63%**	**620**	**82.01%**	**53.63%**	**19.37%**

*Includes all liens on the mortgaged property.

34

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

FICO Score

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
500 - 520	131	$26,071,981.41	3.25%	9.182%	92.93%	510	76.44%	76.80%	6.07%
521 - 540	187	37,019,641.43	4.62	8.995	81.55	531	76.38	76.05	6.58
541 - 560	258	55,347,338.02	6.91	8.664	87.71	552	76.59	62.11	7.23
561 - 580	283	57,243,271.67	7.14	8.541	78.15	570	77.43	57.40	14.54
581 - 600	390	91,223,225.30	11.39	8.251	79.48	591	80.42	54.66	18.80
601 - 620	634	144,726,136.01	18.06	8.518	80.08	610	85.14	57.41	26.12
621 - 640	644	131,560,032.75	16.42	8.412	71.08	631	83.60	49.83	24.86
641 - 660	464	93,191,296.85	11.63	8.266	75.29	650	84.37	44.82	18.96
661 - 680	277	61,722,972.92	7.70	8.048	72.35	669	83.18	47.47	20.71
681 - 700	195	41,836,879.65	5.22	8.073	70.44	689	82.97	51.90	19.38
701 - 720	113	26,102,829.10	3.26	8.063	75.41	710	84.64	36.00	19.21
721 - 740	58	11,822,887.43	1.48	7.896	59.75	730	84.23	34.78	21.98
741 - 760	47	11,486,077.63	1.43	7.805	59.68	750	81.26	37.10	15.15
761 - 780	31	7,409,195.58	0.92	7.706	59.90	769	80.20	41.31	32.52
781 >=	22	4,458,838.68	0.56	7.974	44.75	792	79.92	48.68	19.74
Total:	**3,734**	**$801,222,604.43**	**100.00%**	**8.392%**	**76.63%**	**620**	**82.01%**	**53.63%**	**19.37%**

Property Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Single Family	2,765	$576,773,308.44	71.99%	8.350%	76.44%	617	81.73%	55.64%	19.22%
PUD	446	103,968,187.24	12.98	8.372	73.09	629	82.90	54.29	19.63
2-4 Family	255	66,833,719.84	8.34	8.565	81.04	626	82.34	37.03	19.85
Condo	265	53,187,103.47	6.64	8.655	79.89	630	82.81	51.83	19.78
Condotel	1	267,121.82	0.03	8.525	100.00	589	75.00	0.00	0.00
Townhouse	2	193,163.62	0.02	10.659	72.47	684	100.00	0.00	72.47
Total:	**3,734**	**$801,222,604.43**	**100.00%**	**8.392%**	**76.63%**	**620**	**82.01%**	**53.63%**	**19.37%**

35

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

Prepayment Premium Term by Product Type ($)

Amortization Type	No Premium	1 – 12 Months	13 – 24 Months	25 – 36 Months	37 – 48 Months	49 – 60 Months	Total
2 Year Hybrid	$94,650,722.78	$35,682,135.76	$331,430,985.62	$0.00	$0.00	$0.00	$461,763,844.16
Fixed Rate	41,091,175.68	7,019,300.26	8,954,241.58	130,206,731.50	0.00	0.00	187,271,449.02
3 Year Hybrid	88,915,320.38	734,423.25	1,719,341.92	59,743,088.72	0.00	0.00	151,112,174.27
5 Year Hybrid	579,515.11	34,635.62	0.00	460,986.25	0.00	0.00	1,075,136.98
Total:	**$225,236,733.95**	**$43,470,494.89**	**$342,104,569.12**	**$190,410,806.47**	**$0.00**	**$0.00**	**$801,222,604.43**

Prepayment Premium Term by Product Type (%)

Amortization Type	No Premium	1 – 12 Months	13 – 24 Months	25 – 36 Months	37 – 48 Months	49 – 60 Months	Total
2 Year Hybrid	11.81%	4.45%	41.37%	0.00%	0.00%	0.00%	57.63%
Fixed Rate	5.13	0.88	1.12	16.25	0.00	0.00	23.37
3 Year Hybrid	11.10	0.09	0.21	7.46	0.00	0.00	18.86
5 Year Hybrid	0.07	0.00	0.00	0.06	0.00	0.00	0.13
Total:	**28.11%**	**5.43%**	**42.70%**	**23.77%**	**0.00%**	**0.00%**	**100.00%**

36

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

Prepayment Premium Description – Top 5

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
6 Mo. Int. on Amount Prepaid > 20% Orig. Bal.	2,283	$532,167,732.86	66.42%	8.101%	75.31%	621	80.83%	55.67%	17.91%
None	1,093	225,236,733.95	28.11	8.986	81.76	621	84.14	46.17	23.92
2% of UPB	142	19,423,358.28	2.42	8.745	70.19	614	83.21	64.76	11.76
1% of Amount Prepaid	129	14,943,305.67	1.87	9.045	70.21	611	86.89	68.57	12.03
1% of Orig. Bal.	77	7,949,072.31	0.99	8.878	46.92	604	86.90	74.33	22.76
Other	10	1,502,401.36	0.19	8.931	77.73	606	90.03	47.24	9.16
Total:	**3,734**	**$801,222,604.43**	**100.00%**	**8.392%**	**76.63%**	**620**	**82.01%**	**53.63%**	**19.37%**

Documentation Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Full	2,089	$429,703,759.97	53.63%	8.034%	71.31%	612	81.63%	100.00%	20.97%
Stated	1,556	349,072,446.56	43.57	8.850	83.19	631	82.42	0.00	17.47
Limited	83	21,004,478.69	2.62	8.236	78.57	611	83.91	0.00	19.68
No Documentation	6	1,441,919.21	0.18	6.562	42.56	726	66.40	0.00	0.00
Total:	**3,734**	**$801,222,604.43**	**100.00%**	**8.392%**	**76.63%**	**620**	**82.01%**	**53.63%**	**19.37%**

37

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

Debt to Income Ratio*

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Full Doc Loans:									
0.01 to 5.00	3	$547,634.62	0.07%	7.686%	69.37%	596	74.18%	100.00%	0.00%
5.01 to 10.00	11	1,762,220.76	0.22	8.817	27.01	607	80.60	100.00	34.29
10.01 to 15.00	23	5,582,624.80	0.70	7.997	93.36	628	79.49	100.00	20.88
15.01 to 20.00	41	8,278,719.32	1.03	7.984	68.72	627	80.65	100.00	23.42
20.01 to 25.00	73	12,513,405.51	1.56	7.944	52.76	640	82.51	100.00	33.73
25.01 to 30.00	122	21,096,097.88	2.63	7.937	67.08	611	78.65	100.00	22.86
30.01 to 35.00	198	34,602,318.82	4.32	8.161	67.42	611	81.24	100.00	31.83
35.01 to 40.00	302	60,300,362.15	7.53	7.995	72.24	609	80.33	100.00	17.37
40.01 to 45.00	382	74,418,604.43	9.29	8.099	71.39	610	82.12	100.00	25.15
45.01 to 50.00	699	151,951,769.60	18.96	8.098	74.62	614	83.88	100.00	19.82
50.01 to 55.00	235	58,650,002.08	7.32	7.793	69.11	606	78.10	100.00	11.97
Subtotal (Full Doc):	**2,089**	**$429,703,759.97**	**53.63%**	**8.034%**	**71.31%**	**612**	**81.63%**	**100.00%**	**20.97%**
Non-Full Doc Loans:									
Not Available	6	$1,441,919.21	0.18%	6.562%	42.56%	726	66.40%	0.00%	0.00%
5.01 to 10.00	7	699,647.56	0.09	9.799	75.27	633	87.69	0.00	23.78
10.01 to 15.00	13	1,767,847.81	0.22	9.487	91.22	578	74.94	0.00	22.46
15.01 to 20.00	21	3,472,211.66	0.43	8.550	72.14	628	80.97	0.00	29.67
20.01 to 25.00	36	6,761,271.78	0.84	8.542	85.07	649	80.00	0.00	5.33
25.01 to 30.00	104	20,409,394.14	2.55	8.855	77.87	615	77.61	0.00	15.03
30.01 to 35.00	125	26,170,495.27	3.27	8.403	81.85	627	78.02	0.00	17.13
35.01 to 40.00	236	54,246,205.12	6.77	8.833	85.47	626	82.38	0.00	18.87
40.01 to 45.00	392	88,510,475.45	11.05	8.836	83.71	627	83.29	0.00	19.34
45.01 to 50.00	630	148,634,786.04	18.55	8.885	82.74	635	83.49	0.00	15.48
50.01 to 55.00	75	19,404,590.42	2.42	8.691	81.20	627	84.46	0.00	27.03
Subtotal (Non-Full Doc):	**1,645**	**$371,518,844.46**	**46.37%**	**8.806%**	**82.77%**	**630**	**82.44%**	**0.00%**	**17.53%**
Total:	**3,734**	**$801,222,604.43**	**100.00%**	**8.392%**	**76.63%**	**620**	**82.01%**	**53.63%**	**19.37%**

*The Debt-to-Income Ratios for the Mortgage Loans with non-full documentation may have been originated under programs pursuant to which there was no verification of the borrowers' income.

38

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

Mortgage Rates

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Adjustable Rate Loans:									
5.501 to 6.000	6	$1,945,511.36	0.24%	5.902%	100.00%	654	67.43%	100.00%	0.00%
6.001 to 6.500	44	14,120,617.11	1.76	6.384	100.00	643	75.68	79.09	18.71
6.501 to 7.000	154	43,250,418.13	5.40	6.839	100.00	645	77.88	80.52	16.26
7.001 to 7.500	276	80,770,604.32	10.08	7.309	100.00	631	80.04	71.02	11.56
7.501 to 8.000	424	115,615,950.86	14.43	7.809	100.00	628	81.65	54.55	17.66
8.001 to 8.500	392	100,840,660.69	12.59	8.291	100.00	618	81.43	45.33	14.06
8.501 to 9.000	471	119,937,882.57	14.97	8.764	100.00	608	83.54	38.98	23.69
9.001 to 9.500	255	55,176,652.80	6.89	9.262	100.00	595	82.80	41.55	20.11
9.501 to 10.000	216	42,407,455.92	5.29	9.763	100.00	585	85.32	31.55	26.45
10.001 to 10.500	96	17,756,263.68	2.22	10.260	100.00	590	87.42	29.19	23.56
10.501 to 11.000	64	12,778,336.51	1.59	10.765	100.00	593	92.58	26.45	25.22
Greater than 11.000	43	9,350,801.46	1.17	11.459	100.00	604	95.56	7.85	34.63
Subtotal (ARM Loans):	**2,441**	**$613,951,155.41**	**76.63%**	**8.355%**	**100.00%**	**616**	**82.29%**	**49.91%**	**18.73%**
Fixed Rate Loans:									
6.001 to 6.500	34	$8,996,020.64	1.12%	6.499%	0.00%	705	69.99%	80.96%	21.19%
6.501 to 7.000	109	28,948,241.46	3.61	6.814	0.00	658	73.49	86.15	23.53
7.001 to 7.500	142	33,879,551.03	4.23	7.324	0.00	631	73.49	76.26	20.82
7.501 to 8.000	154	30,454,505.28	3.80	7.771	0.00	626	78.45	73.72	29.26
8.001 to 8.500	100	19,005,576.92	2.37	8.298	0.00	608	79.00	65.48	32.87
8.501 to 9.000	93	14,683,986.00	1.83	8.754	0.00	605	80.26	54.35	29.12
9.001 to 9.500	48	6,882,591.48	0.86	9.295	0.00	588	82.65	48.61	44.75
9.501 to 10.000	33	4,325,970.46	0.54	9.766	0.00	581	84.84	72.57	13.72
10.001 to 10.500	68	5,595,510.74	0.70	10.280	0.00	648	93.71	58.38	15.35
10.501 to 11.000	65	5,321,662.92	0.66	10.822	0.00	650	97.06	52.07	9.18
Greater than 11.000	447	29,177,832.09	3.64	11.856	0.00	647	99.15	33.61	0.00
Subtotal (Fixed Rate):	**1,293**	**$187,271,449.02**	**23.37%**	**8.512%**	**0.00%**	**634**	**81.09%**	**65.82%**	**21.48%**
Total:	3,734	$801,222,604.43	100.00%	8.392%	76.63%	620	82.01%	53.63%	19.37%

39

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

Gross Margin

(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
4.001 - 4.500	22	$4,321,179.80	0.70%	9.053%	100.00%	608	83.85%	56.93%	13.91%
4.501 - 5.000	512	134,356,358.53	21.88	8.408	100.00	638	86.47	49.54	27.20
5.001 - 5.500	107	32,074,399.52	5.22	8.923	100.00	644	90.07	36.81	53.11
5.501 - 6.000	1,009	250,310,682.47	40.77	8.181	100.00	607	81.71	55.21	19.08
6.001 - 6.500	731	181,712,993.08	29.60	8.401	100.00	612	79.63	42.78	7.18
6.501 - 7.000	60	11,175,542.01	1.82	8.994	100.00	553	65.23	86.67	0.00
Total:	**2,441**	**$613,951,155.41**	**100.00%**	**8.355%**	**100.00%**	**616**	**82.29%**	**49.91%**	**18.73%**

Initial Periodic Cap

(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
3.000	2,441	$613,951,155.41	100.00%	8.355%	100.00%	616	82.29%	49.91%	18.73%
Total:	**2,441**	**$613,951,155.41**	**100.00%**	**8.355%**	**100.00%**	**616**	**82.29%**	**49.91%**	**18.73%**

40

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

Subsequent Periodic Cap

(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1.000	2,441	$613,951,155.41	100.00%	8.355%	100.00%	616	82.29%	49.91%	18.73%
Total:	**2,441**	**$613,951,155.41**	**100.00%**	**8.355%**	**100.00%**	**616**	**82.29%**	**49.91%**	**18.73%**

Maximum Rate

(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
12.501 - 13.000	6	$1,945,511.36	0.32%	5.902%	100.00%	654	67.43%	100.00%	0.00%
13.001 - 13.500	45	14,256,931.11	2.32	6.401	100.00	642	75.63	79.29	18.53
13.501 - 14.000	154	43,250,418.13	7.04	6.839	100.00	645	77.88	80.52	16.26
14.001 - 14.500	276	80,770,604.32	13.16	7.309	100.00	631	80.04	71.02	11.56
14.501 - 15.000	424	115,615,950.86	18.83	7.809	100.00	628	81.65	54.55	17.66
15.001 - 15.500	391	100,704,346.69	16.40	8.291	100.00	618	81.45	45.26	14.08
15.501 - 16.000	471	119,937,882.57	19.54	8.764	100.00	608	83.54	38.98	23.69
16.001 - 16.500	255	55,176,652.80	8.99	9.262	100.00	595	82.80	41.55	20.11
16.501 - 17.000	216	42,407,455.92	6.91	9.763	100.00	585	85.32	31.55	26.45
17.001 - 17.500	96	17,756,263.68	2.89	10.260	100.00	590	87.42	29.19	23.56
17.501 - 18.000	64	12,778,336.51	2.08	10.765	100.00	593	92.58	26.45	25.22
18.001 - 18.500	28	6,009,490.67	0.98	11.180	100.00	603	94.86	11.16	43.33
18.501 - 19.000	10	1,896,865.22	0.31	11.709	100.00	605	94.39	3.36	0.00
19.001 - 19.500	4	1,194,506.43	0.19	12.219	100.00	609	100.00	0.00	53.06
19.501 >=	1	249,939.14	0.04	12.650	100.00	608	100.00	0.00	0.00
Total:	**2,441**	**$613,951,155.41**	**100.00%**	**8.355%**	**100.00%**	**616**	**82.29%**	**49.91%**	**18.73%**

41

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

Minimum Rate

(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
5.501 - 6.000	6	$1,945,511.36	0.32%	5.902%	100.00%	654	67.43%	100.00%	0.00%
6.001 - 6.500	44	14,120,617.11	2.30	6.384	100.00	643	75.68	79.09	18.71
6.501 - 7.000	154	43,250,418.13	7.04	6.839	100.00	645	77.88	80.52	16.26
7.001 - 7.500	276	80,770,604.32	13.16	7.309	100.00	631	80.04	71.02	11.56
7.501 - 8.000	424	115,615,950.86	18.83	7.809	100.00	628	81.65	54.55	17.66
8.001 - 8.500	392	100,840,660.69	16.42	8.291	100.00	618	81.43	45.33	14.06
8.501 - 9.000	471	119,937,882.57	19.54	8.764	100.00	608	83.54	38.98	23.69
9.001 - 9.500	255	55,176,652.80	8.99	9.262	100.00	595	82.80	41.55	20.11
9.501 - 10.000	216	42,407,455.92	6.91	9.763	100.00	585	85.32	31.55	26.45
10.001 - 10.500	96	17,756,263.68	2.89	10.260	100.00	590	87.42	29.19	23.56
10.501 - 11.000	64	12,778,336.51	2.08	10.765	100.00	593	92.58	26.45	25.22
11.001 - 11.500	28	6,009,490.67	0.98	11.180	100.00	603	94.86	11.16	43.33
11.501 - 12.000	10	1,896,865.22	0.31	11.709	100.00	605	94.39	3.36	0.00
12.001 - 12.500	4	1,194,506.43	0.19	12.219	100.00	609	100.00	0.00	53.06
12.501 - 13.000	1	249,939.14	0.04	12.650	100.00	608	100.00	0.00	0.00
Total:	**2,441**	**$613,951,155.41**	**100.00%**	**8.355%**	**100.00%**	**616**	**82.29%**	**49.91%**	**18.73%**

Months to Next Rate Adjustment

(months)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
13 - 24	1,808	$461,763,844.16	75.21%	8.348%	100.00%	615	82.09%	48.75%	17.37%
25 - 36	628	151,112,174.27	24.61	8.386	100.00	618	83.03	53.31	23.00
37 >=	5	1,075,136.98	0.18	7.353	100.00	642	61.98	74.32	0.00
Total:	**2,441**	**$613,951,155.41**	**100.00%**	**8.355%**	**100.00%**	**616**	**82.29%**	**49.91%**	**18.73%**

42

LEHMAN BROTHERS **MORTGAGE BACKED SECURITIES**

BNC 2006-2 Collateral Summary - Group 1

Collateral information is as of the Cut-Off Date.

Total Number of Loans	1,082
Total Outstanding Loan Balance	$191,031,397
Average Loan Principal Balance	$176,553
Fixed Rate	23.9%
Adjustable Rate	76.1%
Prepayment Premium	75.5%
Weighted Average Coupon	8.4%
Weighted Average Margin	5.8%
Weighted Average Initial Periodic Cap	3.0%
Weighted Average Periodic Cap	1.0%
Weighted Average Maximum Rate	15.4%
Weighted Average Floor	8.4%
Weighted Average Original Term (mo.)	350
Weighted Average Remaining Term (mo.)	349
Weighted Average Loan Age (mo.)	1
Weighted Average Combined LTV	80.5%
Weighted Average Effective Combined LTV	74.9%
Weighted Average Full Combined LTV	84.1%
% of Loans with Junior Liens	19.2%
Non-Zero Weighted Average FICO	620
Non-Zero Weighted Average DTI	42.8%
% IO Loans	18.0%

Product Type	
2 Year Hybrid (Balloon)	29.3%
2 Year Hybrid (Non-Balloon)	26.6%
Fixed Rate (Balloon)	12.6%
3 Year Hybrid (Non-Balloon)	12.0%
Fixed Rate (Non-Balloon)	11.3%
3 Year Hybrid (Balloon)	8.2%

Amortization Type	
Balloon	50.2%
Fully Amortizing	31.9%
Interest-Only	18.0%

Documentation Type	
Full	53.7%
Stated	44.5%
Limited	1.7%

Primary Mortgage Insurance Coverage	
No	81.7%
Yes	18.3%

Primary Mortgage Insurance Coverage (First Lien Loans with LTV > 80%)	
No	54.9%
Yes	45.1%

Lien Position	
1st Lien	95.7%
2nd Lien	4.3%

Loan Purpose	
Cash Out Refinance	71.0%
Purchase	25.0%
Rate/Term Refinance	4.0%

Occupancy Status	
Primary Home	88.5%
Investment	7.1%
Second Home	4.3%

Geographic Distribution (Other states account individually for less than 3% of the Cut-Off Date principal balance)	
CA	40.1%
IL	7.2%
FL	6.1%
AZ	5.0%
NJ	3.2%

43

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1

Collateral characteristics are listed below as of the Cut-Off Date.

*Product Type**

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Fully Amortizing Loans:									
2/28 ARM (LIBOR)	169	$25,781,930.56	13.50%	8.709%	100.00%	607	81.36%	45.95%	16.61%
Fixed Rate - 30 Year	121	19,409,057.02	10.16	7.800	0.00	629	76.42	78.83	24.50
3/27 ARM (LIBOR)	88	13,527,952.71	7.08	9.008	100.00	608	82.41	50.40	22.27
Fixed Rate - 15 Year	13	1,499,770.35	0.79	7.932	0.00	622	63.17	66.76	5.03
Fixed Rate - 20 Year	4	641,075.96	0.34	7.236	0.00	669	60.15	100.00	21.18
Subtotal (Fully Amortizing):	**395**	**$60,859,786.60**	**31.86%**	**8.451%**	**64.59%**	**615**	**79.35%**	**58.51%**	**20.14%**
Balloon Loans:									
2/28 ARM (LIBOR) - 30/40 Year Balloon	224	$53,131,368.06	27.81%	8.461%	100.00%	594	79.04%	52.76%	14.89%
Fixed Rate - 30/40 Year Balloon	61	13,890,639.02	7.27	7.779	0.00	617	73.95	62.27	24.02
3/27 ARM (LIBOR) - 30/40 Year Balloon	59	13,672,180.29	7.16	8.480	100.00	594	81.13	59.47	15.33
Fixed Rate - 15/30 Year Balloon	176	8,222,008.48	4.30	11.612	0.00	655	99.93	45.19	0.00
2/28 ARM (LIBOR) - 30/50 Year Balloon	15	2,917,984.24	1.53	8.360	100.00	628	87.86	43.47	10.30
3/27 ARM (LIBOR) - 30/50 Year Balloon	9	2,038,979.33	1.07	7.528	100.00	666	75.65	50.95	15.51
Fixed Rate - 30/50 Year Balloon	6	1,978,830.99	1.04	8.151	0.00	633	77.55	26.44	19.33
Subtotal (Balloon):	**550**	**$95,851,990.41**	**50.18%**	**8.606%**	**74.87%**	**606**	**80.56%**	**53.58%**	**14.97%**
Interest-Only Loans:									
2/28 ARM (LIBOR)	100	$24,946,306.71	13.06%	7.754%	100.00%	666	82.13%	39.48%	22.04%
3/27 ARM (LIBOR)	37	9,373,313.89	4.91	7.439	100.00	664	83.61	62.45	30.11
Subtotal (Interest-Only):	**137**	**$34,319,620.60**	**17.97%**	**7.668%**	**100.00%**	**666**	**82.54%**	**45.76%**	**24.24%**
Total:	**1,082**	**$191,031,397.61**	**100.00%**	**8.388%**	**76.11%**	**620**	**80.53%**	**53.75%**	**18.28%**

*If a loan is both a Balloon & Interest-Only, it is grouped into the Interest-Only bucket.

44

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

IO Term

(months)	Mortgage Loans	Principal Balance ($)	% of IO Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Interest-Only Loans:									
60	137	$34,319,620.60	100.00%	7.668%	100.00%	666	82.54%	45.76%	24.24%
Total:	**137**	**$34,319,620.60**	**100.00%**	**7.668%**	**100.00%**	**666**	**82.54%**	**45.76%**	**24.24%**

Original Amortization Term

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
40 Year Amortization	344	$80,694,187.37	42.24%	8.346%	82.79%	598	78.52%	55.54%	16.54%
30 Year Amortization	554	66,940,948.77	35.04	8.862	58.72	620	82.42	56.29	18.00
Interest-Only	137	34,319,620.60	17.97	7.668	100.00	666	82.54	45.76	24.24
50 Year Amortization	30	6,935,794.56	3.63	8.056	71.47	641	81.33	40.81	14.40
15 Year Amortization	13	1,499,770.35	0.79	7.932	0.00	622	63.17	66.76	5.03
20 Year Amortization	4	641,075.96	0.34	7.236	0.00	669	60.15	100.00	21.18
Total:	**1,082**	**$191,031,397.61**	**100.00%**	**8.388%**	**76.11%**	**620**	**80.53%**	**53.75%**	**18.28%**

45

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

Scheduled Principal Balances

($)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
0.01 - 50,000.00	143	$5,219,933.50	2.73%	11.098%	11.43%	640	93.50%	59.90%	0.75%
50,000.01 - 100,000.00	189	14,107,602.14	7.38	9.718	51.23	623	84.31	60.62	8.05
100,000.01 - 150,000.00	183	22,993,926.37	12.04	8.661	78.25	616	80.10	64.73	13.78
150,000.01 - 200,000.00	183	32,238,830.22	16.88	8.364	78.69	611	78.13	58.00	15.14
200,000.01 - 250,000.00	110	24,886,523.60	13.03	8.258	79.81	619	79.17	50.86	18.44
250,000.01 - 300,000.00	102	27,800,121.49	14.55	7.998	79.52	623	80.26	60.59	23.65
300,000.01 - 350,000.00	75	24,379,652.79	12.76	7.963	78.91	627	79.70	45.38	21.12
350,000.01 - 400,000.00	59	22,227,606.42	11.64	8.062	80.93	615	80.72	40.58	22.22
400,000.01 - 450,000.00	22	9,143,093.67	4.79	7.954	86.64	623	82.77	45.14	27.51
450,000.01 - 500,000.00	11	5,247,896.71	2.75	8.127	81.95	631	79.70	27.26	27.03
500,000.01 - 550,000.00	3	1,569,530.10	0.82	7.501	100.00	617	79.34	67.04	32.96
550,000.01 - 600,000.00	1	566,827.93	0.30	7.800	100.00	641	90.00	100.00	0.00
600,000.01 - 650,000.00	1	649,852.67	0.34	8.800	100.00	598	84.86	100.00	0.00
Total:	**1,082**	**$191,031,397.61**	**100.00%**	**8.388%**	**76.11%**	**620**	**80.53%**	**53.75%**	**18.28%**

Lien Position

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1st Lien	905	$182,744,542.39	95.66%	8.242%	79.56%	618	79.65%	54.11%	19.11%
2nd Lien	177	8,286,855.22	4.34	11.601	0.00	655	99.93	45.62	0.00
Total:	**1,082**	**$191,031,397.61**	**100.00%**	**8.388%**	**76.11%**	**620**	**80.53%**	**53.75%**	**18.28%**

46

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

Loan Purpose

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Cash Out Refinance	641	$135,674,675.88	71.02%	8.175%	74.86%	613	78.74%	56.51%	20.54%
Purchase	398	47,795,366.67	25.02	8.988	81.70	645	85.46	42.76	12.40
Rate/Term Refinance	43	7,561,355.06	3.96	8.418	63.07	586	81.40	73.60	14.99
Total:	**1,082**	**$191,031,397.61**	**100.00%**	**8.388%**	**76.11%**	**620**	**80.53%**	**53.75%**	**18.28%**

Occupancy Status

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Primary Home	946	$169,138,696.25	88.54%	8.327%	75.15%	616	80.29%	55.03%	18.05%
Investment	74	13,635,460.44	7.14	8.857	85.68	633	81.50	60.07	31.27
Second Home	62	8,257,240.92	4.32	8.854	79.94	676	83.80	17.08	1.62
Total:	**1,082**	**$191,031,397.61**	**100.00%**	**8.388%**	**76.11%**	**620**	**80.53%**	**53.75%**	**18.28%**

Original Terms to Stated Maturity

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1 - 180	189	$9,721,778.83	5.09%	11.044%	0.00%	649	94.26%	48.52%	0.78%
181 - 240	4	641,075.96	0.34	7.236	0.00	669	60.15	100.00	21.18
241 - 360	889	180,668,542.82	94.58	8.249	80.47	618	79.86	53.86	19.21
Total:	**1,082**	**$191,031,397.61**	**100.00%**	**8.388%**	**76.11%**	**620**	**80.53%**	**53.75%**	**18.28%**

47

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

Remaining Terms to Stated Maturity

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1 - 180	189	$9,721,778.83	5.09%	11.044%	0.00%	649	94.26%	48.52%	0.78%
181 - 240	4	641,075.96	0.34	7.236	0.00	669	60.15	100.00	21.18
241 - 360	889	180,668,542.82	94.58	8.249	80.47	618	79.86	53.86	19.21
Total:	**1,082**	**$191,031,397.61**	**100.00%**	**8.388%**	**76.11%**	**620**	**80.53%**	**53.75%**	**18.28%**

State Distribution (Top 10)

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
CA	304	$76,648,013.04	40.12%	7.845%	74.18%	623	76.84%	52.25%	15.38%
IL	94	13,711,026.32	7.18	9.083	86.93	624	83.16	50.58	18.08
FL	70	11,570,127.16	6.06	8.531	80.74	604	80.68	51.47	17.57
AZ	66	9,518,916.42	4.98	8.176	86.99	644	82.99	57.42	25.24
NJ	28	6,075,260.94	3.18	8.568	82.73	600	80.16	55.44	25.10
MD	33	5,407,839.58	2.83	8.795	65.76	599	80.65	57.13	27.29
PA	36	5,337,781.61	2.79	8.581	80.39	614	83.11	59.29	9.51
NY	22	5,017,800.20	2.63	8.858	61.46	614	81.85	34.58	25.51
NV	26	4,939,122.61	2.59	8.344	89.62	631	83.57	41.20	18.17
MN	35	4,609,288.54	2.41	8.529	71.70	631	82.54	62.83	8.10
Other	368	48,196,221.19	25.23	8.913	73.25	616	84.22	58.05	21.08
Total:	**1,082**	**$191,031,397.61**	**100.00%**	**8.388%**	**76.11%**	**620**	**80.53%**	**53.75%**	**18.28%**

48

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

Original Combined Loan-to-Value Ratio*

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:									
Less than 60.01%	77	$12,925,452.40	6.77%	7.853%	54.94%	600	47.96%	55.97%	0.00%
60.01 to 70.00%	88	18,754,253.57	9.82	7.878	62.51	600	66.12	51.63	0.00
70.01 to 80.00%	356	73,566,980.76	38.51	8.038	85.61	625	78.35	48.77	0.00
80.01 to 85.00%									
With MI:	36	7,951,626.60	4.16	8.422	58.67	624	84.73	42.73	100.00
Without MI:	95	17,852,592.37	9.35	8.818	84.43	584	84.54	61.31	0.00
85.01 to 90.00%									
With MI:	63	15,790,033.79	8.27	8.386	83.26	637	89.66	52.12	100.00
Without MI:	90	18,231,603.91	9.54	8.497	90.39	615	89.59	61.78	0.00
90.01 to 95.00%									
With MI:	39	9,096,571.24	4.76	7.969	73.67	643	94.58	87.39	100.00
Without MI:	28	3,611,366.72	1.89	8.552	80.70	634	94.83	80.46	0.00
95.01 to 100.00%									
With MI:	13	2,086,502.29	1.09	10.213	82.74	648	100.00	31.12	100.00
Without MI:	20	2,877,558.74	1.51	10.137	100.00	633	100.00	26.26	0.00
Subtotal (First Lien):	**905**	**$182,744,542.39**	**95.66%**	**8.242%**	**79.56%**	**618**	**79.65%**	**54.11%**	**19.11%**
Second Lien Loans:									
90.01 to 95.00%	4	$121,958.61	0.06%	11.767%	0.00%	659	95.00%	26.43%	0.00%
95.01 to 100.00%	173	8,164,896.61	4.27	11.599	0.00	655	100.00	45.90	0.00
Subtotal (Second Lien):	**177**	**$8,286,855.22**	**4.34%**	**11.601%**	**0.00%**	**655**	**99.93%**	**45.62%**	**0.00%**
Total:	**1,082**	**$191,031,397.61**	**100.00%**	**8.388%**	**76.11%**	**620**	**80.53%**	**53.75%**	**18.28%**

*Includes the loan in the securitization and any senior liens.

49

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

Original Effective Combined Loan-to-Value Ratio*

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:									
Less than 60.01%	228	$47,850,186.32	25.05%	8.248%	69.68%	627	78.96%	57.39%	72.99%
60.01 to 70.00%	88	18,754,253.57	9.82	7.878	62.51	600	66.12	51.63	0.00
70.01 to 80.00%	356	73,566,980.76	38.51	8.038	85.61	625	78.35	48.77	0.00
80.01 to 85.00%	95	17,852,592.37	9.35	8.818	84.43	584	84.54	61.31	0.00
85.01 to 90.00%	90	18,231,603.91	9.54	8.497	90.39	615	89.59	61.78	0.00
90.01 to 95.00%	28	3,611,366.72	1.89	8.552	80.70	634	94.83	80.46	0.00
95.01 to 100.00%	20	2,877,558.74	1.51	10.137	100.00	633	100.00	26.26	0.00
Subtotal (First Lien):	**905**	**$182,744,542.39**	**95.66%**	**8.242%**	**79.56%**	**618**	**79.65%**	**54.11%**	**19.11%**
Second Lien Loans:									
90.01 to 95.00%	4	$121,958.61	0.06%	11.767%	0.00%	659	95.00%	26.43%	0.00%
95.01 to 100.00%	173	8,164,896.61	4.27	11.599	0.00	655	100.00	45.90	0.00
Subtotal (Second Lien):	**177**	**$8,286,855.22**	**4.34%**	**11.601%**	**0.00%**	**655**	**99.93%**	**45.62%**	**0.00%**
Total:	**1,082**	**$191,031,397.61**	**100.00%**	**8.388%**	**76.11%**	**620**	**80.53%**	**53.75%**	**18.28%**

*Combined LTV after taking mortgage insurance into account.

50

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

Original Full Combined Loan-to-Value Ratio*

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:									
Less than 60.01%	77	$12,925,452.40	6.77%	7.853%	54.94%	600	47.96%	55.97%	0.00%
60.01 to 70.00%	86	18,274,918.13	9.57	7.870	63.69	602	66.15	52.98	0.00
70.01 to 80.00%	186	41,395,498.36	21.67	8.001	80.73	599	77.02	55.66	0.00
80.01 to 85.00%									
With MI:	34	7,677,439.30	4.02	8.409	57.20	624	84.72	41.99	100.00
Without MI:	83	16,548,353.51	8.66	8.757	85.08	584	84.50	60.64	0.00
85.01 to 90.00%									
With MI:	63	15,790,033.79	8.27	8.386	83.26	637	89.66	52.12	100.00
Without MI:	80	16,918,300.86	8.86	8.436	90.15	618	89.25	60.43	0.00
90.01 to 95.00%									
With MI:	40	9,241,649.27	4.84	7.995	74.09	642	94.29	86.51	100.00
Without MI:	58	7,315,648.97	3.83	8.843	81.66	614	89.12	63.29	0.00
95.01 to 100.00%									
With MI:	14	2,215,611.56	1.16	10.071	83.75	648	99.71	35.14	100.00
Without MI:	184	34,441,636.24	18.03	8.250	92.00	656	81.86	40.12	0.00
Subtotal (First Lien):	**905**	**$182,744,542.39**	**95.66%**	**8.242%**	**79.56%**	**618**	**79.65%**	**54.11%**	**19.11%**
Second Lien Loans:									
90.01 to 95.00%	4	$121,958.61	0.06%	11.767%	0.00%	659	95.00%	26.43%	0.00%
95.01 to 100.00%	173	8,164,896.61	4.27	11.599	0.00	655	100.00	45.90	0.00
Subtotal (Second Lien):	**177**	**$8,286,855.22**	**4.34%**	**11.601%**	**0.00%**	**655**	**99.93%**	**45.62%**	**0.00%**
Total:	**1,082**	**$191,031,397.61**	**100.00%**	**8.388%**	**76.11%**	**620**	**80.53%**	**53.75%**	**18.28%**

*Includes all liens on the mortgaged property.

51

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

FICO Score

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
500 - 520	32	$5,958,563.09	3.12%	9.313%	95.09%	509	77.64%	89.15%	0.00%
521 - 540	48	9,621,844.22	5.04	8.955	86.38	530	73.61	75.90	0.00
541 - 560	82	15,491,379.92	8.11	8.743	86.82	551	76.25	68.34	6.11
561 - 580	104	20,797,018.82	10.89	8.502	77.22	570	75.85	56.90	12.63
581 - 600	92	16,676,796.91	8.73	8.453	75.11	592	79.56	51.56	20.59
601 - 620	148	25,315,833.37	13.25	8.700	69.77	611	83.10	56.95	22.73
621 - 640	182	30,145,124.89	15.78	8.355	69.47	632	82.55	42.71	27.09
641 - 660	167	27,927,599.64	14.62	8.211	79.77	650	83.91	49.16	22.42
661 - 680	84	13,038,004.43	6.83	7.921	77.10	670	79.37	50.81	20.06
681 - 700	51	9,237,397.93	4.84	7.917	73.49	687	83.00	45.68	26.28
701 - 720	47	8,822,222.84	4.62	7.639	76.76	708	83.97	38.03	15.15
721 - 740	19	2,949,969.57	1.54	8.144	72.29	729	82.71	37.84	12.63
741 - 760	11	2,236,568.81	1.17	7.874	60.37	751	82.63	34.09	14.18
761 - 780	8	1,637,634.23	0.86	6.989	52.80	770	74.29	76.45	30.93
781 >=	7	1,175,438.94	0.62	7.745	45.55	791	83.63	58.28	13.39
Total:	**1,082**	**$191,031,397.61**	**100.00%**	**8.388%**	**76.11%**	**620**	**80.53%**	**53.75%**	**18.28%**

Property Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Single Family	797	$134,538,604.98	70.43%	8.348%	73.70%	616	79.98%	55.36%	18.26%
2-4 Family	84	21,707,296.59	11.36	8.277	87.43	631	80.53	46.15	16.81
PUD	110	20,233,125.68	10.59	8.446	77.22	631	82.73	54.27	18.30
Condo	90	14,412,391.51	7.54	8.826	79.69	624	82.33	49.89	19.87
Townhouse	1	139,978.85	0.07	10.150	100.00	684	100.00	0.00	100.00
Total:	**1,082**	**$191,031,397.61**	**100.00%**	**8.388%**	**76.11%**	**620**	**80.53%**	**53.75%**	**18.28%**

52

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

Prepayment Premium Term by Product Type ($)

Amortization Type	No Premium	1 – 12 Months	13 – 24 Months	25 – 36 Months	37 – 48 Months	49 – 60 Months	Total
2 Year Hybrid	$16,576,004.73	$5,318,364.83	$84,883,220.01	$0.00	$0.00	$0.00	$106,777,589.57
Fixed Rate	9,664,906.44	1,977,926.31	1,909,380.90	32,089,168.17	0.00	0.00	45,641,381.82
3 Year Hybrid	20,578,971.36	0.00	507,512.58	17,525,942.28	0.00	0.00	38,612,426.22
Total:	**$46,819,882.53**	**$7,296,291.14**	**$87,300,113.49**	**$49,615,110.45**	**$0.00**	**$0.00**	**$191,031,397.61**

Prepayment Premium Term by Product Type (%)

Amortization Type	No Premium	1 – 12 Months	13 – 24 Months	25 – 36 Months	37 – 48 Months	49 – 60 Months	Total
2 Year Hybrid	8.68%	2.78%	44.43%	0.00%	0.00%	0.00%	55.90%
Fixed Rate	5.06	1.04	1.00	16.80	0.00	0.00	23.89
3 Year Hybrid	10.77	0.00	0.27	9.17	0.00	0.00	20.21
Total:	**24.51%**	**3.82%**	**45.70%**	**25.97%**	**0.00%**	**0.00%**	**100.00%**

53

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

Prepayment Premium Description – Top 5

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
6 Mo. Int. on Amount Prepaid > 20% Orig. Bal.	644	$130,388,352.70	68.25%	8.063%	75.79%	622	79.12%	54.37%	17.40%
None	311	46,819,882.53	24.51	9.152	79.36	614	82.95	46.20	21.29
2% of UPB	52	6,072,871.11	3.18	8.640	72.50	623	82.75	63.39	12.78
1% of Amount Prepaid	45	3,760,742.88	1.97	9.394	63.05	605	86.24	86.30	2.20
1% of Orig. Bal.	27	3,316,681.00	1.74	8.701	59.37	615	88.07	80.85	38.57
Other	3	672,867.39	0.35	8.762	100.00	622	96.56	55.75	20.46
Total:	**1,082**	**$191,031,397.61**	**100.00%**	**8.388%**	**76.11%**	**620**	**80.53%**	**53.75%**	**18.28%**

Documentation Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Full	618	$102,671,609.21	53.75%	8.123%	70.95%	611	80.61%	100.00%	19.70%
Stated	444	85,088,422.41	44.54	8.700	82.42	630	80.27	0.00	16.72
Limited	20	3,271,365.99	1.71	8.578	73.95	616	84.40	0.00	14.44
Total:	**1,082**	**$191,031,397.61**	**100.00%**	**8.388%**	**76.11%**	**620**	**80.53%**	**53.75%**	**18.28%**

54

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

*Debt to Income Ratio**

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Full Doc Loans:									
20.01 to 25.00	18	$2,797,578.79	1.46%	7.994%	62.44%	638	81.56%	100.00%	28.76%
25.01 to 30.00	29	3,699,038.46	1.94	7.782	59.40	625	73.30	100.00	20.03
30.01 to 35.00	58	8,676,450.94	4.54	8.190	76.31	612	81.96	100.00	42.30
35.01 to 40.00	105	16,795,395.49	8.79	8.176	66.13	612	79.05	100.00	14.06
40.01 to 45.00	126	21,005,233.90	11.00	8.188	71.29	607	81.97	100.00	25.34
45.01 to 50.00	217	35,800,787.71	18.74	8.249	75.71	610	83.38	100.00	17.63
50.01 to 55.00	65	13,897,123.92	7.27	7.710	65.41	610	74.24	100.00	7.31
Subtotal (Full Doc):	**618**	**$102,671,609.21**	**53.75%**	**8.123%**	**70.95%**	**611**	**80.61%**	**100.00%**	**19.70%**
Non-Full Doc Loans:									
20.01 to 25.00	8	$1,587,555.00	0.83%	8.378%	92.32%	669	74.40%	0.00%	0.00%
25.01 to 30.00	30	5,889,846.14	3.08	8.765	77.73	627	77.68	0.00	24.27
30.01 to 35.00	40	7,278,171.67	3.81	8.318	96.89	628	74.84	0.00	13.16
35.01 to 40.00	62	12,778,764.53	6.69	8.678	85.84	630	80.52	0.00	18.75
40.01 to 45.00	115	19,683,476.86	10.30	8.855	83.77	630	82.58	0.00	14.80
45.01 to 50.00	190	37,160,694.70	19.45	8.628	78.07	631	80.36	0.00	15.42
50.01 to 55.00	19	3,981,279.50	2.08	9.304	74.93	608	86.77	0.00	31.93
Subtotal (Non-Full Doc):	**464**	**$88,359,788.40**	**46.25%**	**8.695%**	**82.11%**	**630**	**80.43%**	**0.00%**	**16.63%**
Total:	**1,082**	**$191,031,397.61**	**100.00%**	**8.388%**	**76.11%**	**620**	**80.53%**	**53.75%**	**18.28%**

*The Debt-to-Income Ratios for the Mortgage Loans with non-full documentation may have been originated under programs pursuant to which there was no verification of the borrowers' income.

55

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

Mortgage Rates

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Adjustable Rate Loans:									
5.501 to 6.000	2	$746,906.69	0.39%	5.919%	100.00%	706	72.21%	100.00%	0.00%
6.001 to 6.500	16	4,827,584.16	2.53	6.408	100.00	650	72.74	79.52	15.46
6.501 to 7.000	45	11,262,594.90	5.90	6.840	100.00	653	78.04	79.46	16.37
7.001 to 7.500	70	16,151,812.32	8.46	7.314	100.00	641	79.10	68.80	8.92
7.501 to 8.000	118	26,639,186.92	13.94	7.801	100.00	636	81.06	43.67	15.07
8.001 to 8.500	98	21,235,652.34	11.12	8.286	100.00	624	80.50	36.93	20.81
8.501 to 9.000	130	27,832,660.19	14.57	8.767	100.00	595	82.10	49.77	24.02
9.001 to 9.500	88	17,495,174.56	9.16	9.268	100.00	586	80.78	43.46	18.77
9.501 to 10.000	75	11,496,691.35	6.02	9.789	100.00	588	84.83	37.00	17.85
10.001 to 10.500	32	4,565,853.19	2.39	10.190	100.00	584	83.74	44.22	19.61
10.501 to 11.000	13	1,438,935.23	0.75	10.759	100.00	567	80.41	54.99	10.14
Greater than 11.000	14	1,696,963.94	0.89	11.624	100.00	593	95.58	11.77	42.01
Subtotal (ARM Loans):	**701**	**$145,390,015.79**	**76.11%**	**8.355%**	**100.00%**	**616**	**80.92%**	**50.10%**	**18.05%**
Fixed Rate Loans:									
6.001 to 6.500	11	$2,724,893.41	1.43%	6.500%	0.00%	692	69.54%	76.34%	21.78%
6.501 to 7.000	22	5,564,398.04	2.91	6.792	0.00	660	73.45	81.92	31.21
7.001 to 7.500	44	10,056,992.74	5.26	7.313	0.00	620	68.50	69.37	10.13
7.501 to 8.000	44	7,176,516.96	3.76	7.763	0.00	621	75.86	76.95	22.35
8.001 to 8.500	25	3,993,104.57	2.09	8.309	0.00	599	78.33	69.04	20.27
8.501 to 9.000	24	3,738,215.95	1.96	8.772	0.00	617	83.22	52.69	49.94
9.001 to 9.500	12	1,651,167.58	0.86	9.303	0.00	611	75.61	42.52	37.32
9.501 to 10.000	8	771,942.25	0.40	9.730	0.00	572	84.74	93.21	5.04
10.001 to 10.500	32	1,830,176.40	0.96	10.266	0.00	636	94.45	83.47	10.21
10.501 to 11.000	24	1,542,592.99	0.81	10.740	0.00	635	95.53	49.36	13.83
Greater than 11.000	135	6,591,380.93	3.45	11.928	0.00	643	99.06	34.22	0.00
Subtotal (Fixed Rate):	**381**	**$45,641,381.82**	**23.89%**	**8.492%**	**0.00%**	**631**	**79.29%**	**65.36%**	**19.03%**
Total:	**1,082**	**$191,031,397.61**	**100.00%**	**8.388%**	**76.11%**	**620**	**80.53%**	**53.75%**	**18.28%**

56

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

Gross Margin

(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
4.001 - 4.500	8	$1,406,316.84	0.97%	8.743%	100.00%	613	84.01%	56.24%	18.58%
4.501 - 5.000	148	30,546,122.18	21.01	8.172	100.00	645	83.38	52.92	24.93
5.001 - 5.500	22	5,032,549.62	3.46	9.301	100.00	659	92.34	31.47	52.79
5.501 - 6.000	299	63,735,431.98	43.84	8.188	100.00	609	81.17	53.51	20.83
6.001 - 6.500	201	39,872,208.20	27.42	8.540	100.00	609	79.04	39.52	6.10
6.501 - 7.000	23	4,797,386.97	3.30	9.100	100.00	557	64.56	92.47	0.00
Total:	**701**	**$145,390,015.79**	**100.00%**	**8.355%**	**100.00%**	**616**	**80.92%**	**50.10%**	**18.05%**

Initial Periodic Cap

(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
3.000	701	$145,390,015.79	100.00%	8.355%	100.00%	616	80.92%	50.10%	18.05%
Total:	**701**	**$145,390,015.79**	**100.00%**	**8.355%**	**100.00%**	**616**	**80.92%**	**50.10%**	**18.05%**

57

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

Subsequent Periodic Cap

(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1.000	701	$145,390,015.79	100.00%	8.355%	100.00%	616	80.92%	50.10%	18.05%
Total:	**701**	**$145,390,015.79**	**100.00%**	**8.355%**	**100.00%**	**616**	**80.92%**	**50.10%**	**18.05%**

Maximum Rate

(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
12.501 - 13.000	2	$746,906.69	0.51%	5.919%	100.00%	706	72.21%	100.00%	0.00%
13.001 - 13.500	16	4,827,584.16	3.32	6.408	100.00	650	72.74	79.52	15.46
13.501 - 14.000	45	11,262,594.90	7.75	6.840	100.00	653	78.04	79.46	16.37
14.001 - 14.500	70	16,151,812.32	11.11	7.314	100.00	641	79.10	68.80	8.92
14.501 - 15.000	118	26,639,186.92	18.32	7.801	100.00	636	81.06	43.67	15.07
15.001 - 15.500	98	21,235,652.34	14.61	8.286	100.00	624	80.50	36.93	20.81
15.501 - 16.000	130	27,832,660.19	19.14	8.767	100.00	595	82.10	49.77	24.02
16.001 - 16.500	88	17,495,174.56	12.03	9.268	100.00	586	80.78	43.46	18.77
16.501 - 17.000	75	11,496,691.35	7.91	9.789	100.00	588	84.83	37.00	17.85
17.001 - 17.500	32	4,565,853.19	3.14	10.190	100.00	584	83.74	44.22	19.61
17.501 - 18.000	13	1,438,935.23	0.99	10.759	100.00	567	80.41	54.99	10.14
18.001 - 18.500	9	989,786.24	0.68	11.240	100.00	597	96.11	20.17	33.13
18.501 - 19.000	3	236,529.64	0.16	11.831	100.00	556	84.55	0.00	0.00
19.001 - 19.500	2	470,648.06	0.32	12.327	100.00	603	100.00	0.00	81.80
Total:	**701**	**$145,390,015.79**	**100.00%**	**8.355%**	**100.00%**	**616**	**80.92%**	**50.10%**	**18.05%**

58

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

Minimum Rate

(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
5.501 - 6.000	2	$746,906.69	0.51%	5.919%	100.00%	706	72.21%	100.00%	0.00%
6.001 - 6.500	16	4,827,584.16	3.32	6.408	100.00	650	72.74	79.52	15.46
6.501 - 7.000	45	11,262,594.90	7.75	6.840	100.00	653	78.04	79.46	16.37
7.001 - 7.500	70	16,151,812.32	11.11	7.314	100.00	641	79.10	68.80	8.92
7.501 - 8.000	118	26,639,186.92	18.32	7.801	100.00	636	81.06	43.67	15.07
8.001 - 8.500	98	21,235,652.34	14.61	8.286	100.00	624	80.50	36.93	20.81
8.501 - 9.000	130	27,832,660.19	19.14	8.767	100.00	595	82.10	49.77	24.02
9.001 - 9.500	88	17,495,174.56	12.03	9.268	100.00	586	80.78	43.46	18.77
9.501 - 10.000	75	11,496,691.35	7.91	9.789	100.00	588	84.83	37.00	17.85
10.001 - 10.500	32	4,565,853.19	3.14	10.190	100.00	584	83.74	44.22	19.61
10.501 - 11.000	13	1,438,935.23	0.99	10.759	100.00	567	80.41	54.99	10.14
11.001 - 11.500	9	989,786.24	0.68	11.240	100.00	597	96.11	20.17	33.13
11.501 - 12.000	3	236,529.64	0.16	11.831	100.00	556	84.55	0.00	0.00
12.001 - 12.500	2	470,648.06	0.32	12.327	100.00	603	100.00	0.00	81.80
Total:	**701**	**$145,390,015.79**	**100.00%**	**8.355%**	**100.00%**	**616**	**80.92%**	**50.10%**	**18.05%**

Months to Next Rate Adjustment

(months)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
13 - 24	508	$106,777,589.57	73.44%	8.352%	100.00%	615	80.56%	47.76%	16.85%
25 - 36	193	38,612,426.22	26.56	8.362	100.00	620	81.89	56.57	21.36
Total:	**701**	**$145,390,015.79**	**100.00%**	**8.355%**	**100.00%**	**616**	**80.92%**	**50.10%**	**18.05%**

59

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

BNC 2006-2 Collateral Summary - Group 2

Collateral information is as of the Cut-Off Date.

Total Number of Loans	2,652
Total Outstanding Loan Balance	$610,191,206
Average Loan Principal Balance	$230,087
Fixed Rate	23.2%
Adjustable Rate	76.8%
Prepayment Premium	70.8%
Weighted Average Coupon	8.4%
Weighted Average Margin	5.8%
Weighted Average Initial Periodic Cap	3.0%
Weighted Average Periodic Cap	1.0%
Weighted Average Maximum Rate	15.4%
Weighted Average Floor	8.4%
Weighted Average Original Term (mo.)	351
Weighted Average Remaining Term (mo.)	350
Weighted Average Loan Age (mo.)	1
Weighted Average Combined LTV	82.5%
Weighted Average Effective Combined LTV	76.4%
Weighted Average Full Combined LTV	86.4%
% of Loans with Junior Liens	20.1%
Non-Zero Weighted Average FICO	621
Non-Zero Weighted Average DTI	41.8%
% IO Loans	26.7%

Product Type	
2 Year Hybrid (Non-Balloon)	31.0%
2 Year Hybrid (Balloon)	27.2%
Fixed Rate (Non-Balloon)	11.8%
Fixed Rate (Balloon)	11.4%
3 Year Hybrid (Non-Balloon)	10.5%
3 Year Hybrid (Balloon)	7.9%
Other	0.2%

Amortization Type	
Balloon	46.5%
Fully Amortizing	26.8%
Interest-Only	26.7%

Documentation Type	
Full	53.6%
Stated	43.3%
Limited	2.9%
No Documentation	0.2%

Primary Mortgage Insurance Coverage	
No	80.3%
Yes	19.7%

Primary Mortgage Insurance Coverage (First Lien Loans with LTV > 80%)	
No	56.5%
Yes	43.5%

Lien Position	
1st Lien	95.5%
2nd Lien	4.5%

Loan Purpose	
Cash Out Refinance	61.3%
Purchase	33.9%
Rate/Term Refinance	4.8%

Occupancy Status	
Primary Home	93.2%
Investment	4.6%
Second Home	2.2%

Geographic Distribution (Other states account individually for less than 3% of the Cut-Off Date principal balance)	
CA	40.1%
FL	7.7%
IL	6.2%
NY	5.6%
AZ	5.6%
NJ	4.1%
MD	3.7%

60

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2

Collateral characteristics are listed below as of the Cut-Off Date.

Product Type*

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Fully Amortizing Loans:									
2/28 ARM (LIBOR)	363	$71,376,991.74	11.70%	8.635%	100.00%	610	81.55%	46.40%	16.20%
Fixed Rate - 30 Year	319	57,071,038.40	9.35	7.811	0.00	631	75.79	77.03	24.77
3/27 ARM (LIBOR)	159	30,178,596.87	4.95	8.872	100.00	611	83.67	52.53	25.77
Fixed Rate - 20 Year	18	2,371,503.51	0.39	7.859	0.00	631	79.46	90.52	38.25
Fixed Rate - 15 Year	14	1,443,008.52	0.24	8.479	0.00	660	65.12	45.96	20.60
5/25 ARM (LIBOR)	5	1,075,136.98	0.18	7.353	100.00	642	61.98	74.32	0.00
Subtotal (Fully Amortizing):	**878**	**$163,516,276.02**	**26.80%**	**8.370%**	**62.76%**	**618**	**79.63%**	**59.04%**	**21.21%**
Balloon Loans:									
2/28 ARM (LIBOR) - 30/40 Year Balloon	535	$148,661,244.20	24.36%	8.377%	100.00%	598	81.46%	54.60%	17.68%
3/27 ARM (LIBOR) - 30/40 Year Balloon	160	41,254,895.34	6.76	8.337	100.00	600	81.64	59.07	23.85
Fixed Rate - 30/40 Year Balloon	149	37,326,912.83	6.12	7.935	0.00	614	78.43	66.20	27.36
Fixed Rate - 15/30 Year Balloon	360	27,007,323.86	4.43	11.603	0.00	657	99.90	39.53	0.00
2/28 ARM (LIBOR) - 30/50 Year Balloon	50	17,055,004.39	2.80	8.245	100.00	633	88.01	50.58	30.55
3/27 ARM (LIBOR) - 30/50 Year Balloon	21	7,032,759.02	1.15	8.826	100.00	647	88.48	25.95	27.48
Fixed Rate - 30/50 Year Balloon	18	5,507,459.03	0.90	7.441	0.00	655	80.16	68.99	38.07
Subtotal (Balloon):	**1,293**	**$283,845,598.67**	**46.52%**	**8.605%**	**75.39%**	**610**	**83.38%**	**54.67%**	**19.58%**
Interest-Only Loans:									
2/28 ARM (LIBOR)	352	$117,893,014.26	19.32%	8.149%	100.00%	638	83.74%	43.41%	16.25%
3/27 ARM (LIBOR)	95	34,033,496.82	5.58	7.949	100.00	639	84.31	48.96	20.48
Fixed Rate - 30 Year	34	10,902,821.05	1.79	7.274	0.00	668	81.78	68.55	35.72
Subtotal (Interest-Only):	**481**	**$162,829,332.13**	**26.68%**	**8.048%**	**93.30%**	**640**	**83.73%**	**46.25%**	**18.44%**
Total:	**2,652**	**$610,191,206.82**	**100.00%**	**8.393%**	**76.79%**	**621**	**82.47%**	**53.60%**	**19.71%**

*If a loan is both a Balloon & Interest-Only, it is grouped into the Interest-Only bucket.

61

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

IO Term

(months)	Mortgage Loans	Principal Balance ($)	% of IO Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Interest-Only Loans:									
60	481	$162,829,332.13	100.00%	8.048%	93.30%	640	83.73%	46.25%	18.44%
Total:	**481**	**$162,829,332.13**	**100.00%**	**8.048%**	**93.30%**	**640**	**83.73%**	**46.25%**	**18.44%**

Original Amortization Term

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
40 Year Amortization	844	$227,243,052.37	37.24%	8.297%	83.57%	601	81.00%	57.32%	20.39%
30 Year Amortization	1,206	186,709,087.85	30.60	8.843	54.97	624	82.68	55.92	17.93
Interest-Only	481	162,829,332.13	26.68	8.048	93.30	640	83.73	46.25	18.44
50 Year Amortization	89	29,595,222.44	4.85	8.234	81.39	640	86.66	48.15	31.22
20 Year Amortization	18	2,371,503.51	0.39	7.859	0.00	631	79.46	90.52	38.25
15 Year Amortization	14	1,443,008.52	0.24	8.479	0.00	660	65.12	45.96	20.60
Total:	**2,652**	**$610,191,206.82**	**100.00%**	**8.393%**	**76.79%**	**621**	**82.47%**	**53.60%**	**19.71%**

62

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

Scheduled Principal Balances

($)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
0.01 - 50,000.00	157	$6,176,405.05	1.01%	10.989%	25.02%	629	89.55%	50.11%	1.18%
50,000.01 - 100,000.00	428	32,331,680.17	5.30	10.009	36.16	625	86.43	55.71	6.04
100,000.01 - 150,000.00	392	48,690,721.82	7.98	8.887	51.43	613	80.05	62.64	14.82
150,000.01 - 200,000.00	398	70,160,371.76	11.50	8.461	72.44	609	79.58	62.99	15.95
200,000.01 - 250,000.00	283	63,262,013.06	10.37	8.265	80.29	615	79.67	57.92	25.00
250,000.01 - 300,000.00	299	82,008,217.18	13.44	8.182	83.40	610	81.48	54.12	19.82
300,000.01 - 350,000.00	155	50,438,325.86	8.27	8.225	80.71	630	83.08	41.82	29.23
350,000.01 - 400,000.00	150	56,165,576.19	9.20	8.209	87.92	619	84.23	48.06	30.77
400,000.01 - 450,000.00	127	54,206,325.05	8.88	8.076	85.90	626	81.75	46.18	19.53
450,000.01 - 500,000.00	99	47,149,430.51	7.73	8.177	85.74	622	83.36	50.53	17.17
500,000.01 - 550,000.00	63	33,052,544.45	5.42	8.196	88.71	618	84.29	47.97	27.00
550,000.01 - 600,000.00	40	23,272,595.39	3.81	7.971	75.08	640	85.90	57.21	19.63
600,000.01 - 650,000.00	36	22,545,296.56	3.69	8.153	83.22	642	85.76	47.17	5.63
650,000.01 >=	25	20,731,703.77	3.40	8.226	85.05	652	85.37	64.95	11.11
Total:	**2,652**	**$610,191,206.82**	**100.00%**	**8.393%**	**76.79%**	**621**	**82.47%**	**53.60%**	**19.71%**

Lien Position

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1st Lien	2,289	$582,875,304.72	95.52%	8.243%	80.39%	619	81.65%	54.27%	20.63%
2nd Lien	363	27,315,902.10	4.48	11.601	0.00	657	99.90	39.09	0.00
Total:	**2,652**	**$610,191,206.82**	**100.00%**	**8.393%**	**76.79%**	**621**	**82.47%**	**53.60%**	**19.71%**

63

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

Loan Purpose

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Cash Out Refinance	1,554	$374,271,512.90	61.34%	8.132%	73.98%	607	80.10%	61.55%	23.04%
Purchase	981	206,729,394.50	33.88	8.879	82.94	648	86.73	37.97	14.76
Rate/Term Refinance	117	29,190,299.42	4.78	8.306	69.20	602	82.72	62.25	12.14
Total:	**2,652**	**$610,191,206.82**	**100.00%**	**8.393%**	**76.79%**	**621**	**82.47%**	**53.60%**	**19.71%**

Occupancy Status

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Primary Home	2,413	$568,635,706.60	93.19%	8.361%	76.85%	618	82.46%	53.86%	19.13%
Investment	171	28,226,748.90	4.63	8.830	81.35	646	82.26	54.58	38.93
Second Home	68	13,328,751.32	2.18	8.857	64.63	672	83.12	40.12	3.84
Total:	**2,652**	**$610,191,206.82**	**100.00%**	**8.393%**	**76.79%**	**621**	**82.47%**	**53.60%**	**19.71%**

Original Terms to Stated Maturity

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1 - 180	374	$28,450,332.38	4.66%	11.444%	0.00%	657	98.14%	39.86%	1.04%
181 - 240	18	2,371,503.51	0.39	7.859	0.00	631	79.46	90.52	38.25
241 - 360	2,260	579,369,370.93	94.95	8.246	80.87	619	81.71	54.12	20.55
Total:	**2,652**	**$610,191,206.82**	**100.00%**	**8.393%**	**76.79%**	**621**	**82.47%**	**53.60%**	**19.71%**

64

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

Remaining Terms to Stated Maturity

(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1 - 180	374	$28,450,332.38	4.66%	11.444%	0.00%	657	98.14%	39.86%	1.04%
181 - 240	18	2,371,503.51	0.39	7.859	0.00	631	79.46	90.52	38.25
241 - 360	2,260	579,369,370.93	94.95	8.246	80.87	619	81.71	54.12	20.55
Total:	**2,652**	**$610,191,206.82**	**100.00%**	**8.393%**	**76.79%**	**621**	**82.47%**	**53.60%**	**19.71%**

State Distribution (Top 10)

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
CA	780	$244,588,587.57	40.08%	8.154%	78.97%	628	82.13%	50.19%	14.47%
FL	250	46,932,395.75	7.69	8.363	65.50	615	79.41	53.55	21.93
IL	190	37,683,066.49	6.18	8.954	88.85	616	84.66	52.16	19.85
NY	110	34,426,246.37	5.64	8.672	74.00	631	85.45	34.53	32.62
AZ	177	34,134,139.29	5.59	8.188	78.94	623	80.17	59.09	18.50
NJ	93	25,210,856.55	4.13	8.771	86.43	613	83.40	40.87	39.51
MD	95	22,275,744.40	3.65	8.261	80.83	608	82.28	65.96	32.16
HI	44	15,605,988.02	2.56	7.890	58.52	642	81.58	50.53	29.58
NV	76	15,251,596.50	2.50	8.612	78.50	621	83.48	49.79	19.90
WA	73	15,142,363.83	2.48	8.169	82.77	610	82.33	71.26	17.66
Other	764	118,940,222.05	19.49	8.709	71.74	607	83.32	64.02	18.60
Total:	**2,652**	**$610,191,206.82**	**100.00%**	**8.393%**	**76.79%**	**621**	**82.47%**	**53.60%**	**19.71%**

65

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

*Original Combined Loan-to-Value Ratio**

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:									
Less than 60.01%	184	$30,717,169.20	5.03%	7.730%	58.30%	598	49.99%	60.71%	0.00%
60.01 to 70.00%	212	45,677,740.97	7.49	7.808	62.18	599	66.47	59.98	0.00
70.01 to 80.00%	868	230,020,788.64	37.70	8.018	83.45	630	78.68	49.24	0.00
80.01 to 85.00%									
With MI:	123	30,980,399.16	5.08	8.428	74.22	606	84.57	48.86	100.00
Without MI:	222	53,478,487.23	8.76	8.562	85.88	588	84.47	56.85	0.00
85.01 to 90.00%									
With MI:	185	50,174,392.47	8.22	8.063	69.96	632	89.56	62.93	100.00
Without MI:	228	60,085,238.77	9.85	8.497	92.63	607	89.66	57.90	0.00
90.01 to 95.00%									
With MI:	89	25,429,045.42	4.17	8.316	72.00	639	94.71	73.31	100.00
Without MI:	81	24,794,267.53	4.06	8.393	92.45	618	94.74	68.34	0.00
95.01 to 100.00%									
With MI:	47	13,692,321.65	2.24	9.765	90.04	650	99.87	32.94	100.00
Without MI:	50	17,825,453.68	2.92	10.034	95.61	630	99.93	28.36	0.00
Subtotal (First Lien):	**2,289**	**$582,875,304.72**	**95.52%**	**8.243%**	**80.39%**	**619**	**81.65%**	**54.27%**	**20.63%**
Second Lien Loans:									
90.01 to 95.00%	5	$354,628.55	0.06%	11.214%	0.00%	662	95.00%	79.49%	0.00%
95.01 to 100.00%	358	26,961,273.55	4.42	11.606	0.00	657	99.97	38.56	0.00
Subtotal (Second Lien):	**363**	**$27,315,902.10**	**4.48%**	**11.601%**	**0.00%**	**657**	**99.90%**	**39.09%**	**0.00%**
Total:	**2,652**	**$610,191,206.82**	**100.00%**	**8.393%**	**76.79%**	**621**	**82.47%**	**53.60%**	**19.71%**

*Includes the loan in the securitization and any senior liens.

66

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

Original Effective Combined Loan-to-Value Ratio*

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:									
Less than 60.01%	628	$150,993,327.90	24.75%	8.267%	70.63%	623	82.29%	58.62%	79.66%
60.01 to 70.00%	212	45,677,740.97	7.49	7.808	62.18	599	66.47	59.98	0.00
70.01 to 80.00%	868	230,020,788.64	37.70	8.018	83.45	630	78.68	49.24	0.00
80.01 to 85.00%	222	53,478,487.23	8.76	8.562	85.88	588	84.47	56.85	0.00
85.01 to 90.00%	228	60,085,238.77	9.85	8.497	92.63	607	89.66	57.90	0.00
90.01 to 95.00%	81	24,794,267.53	4.06	8.393	92.45	618	94.74	68.34	0.00
95.01 to 100.00%	50	17,825,453.68	2.92	10.034	95.61	630	99.93	28.36	0.00
Subtotal (First Lien):	**2,289**	**$582,875,304.72**	**95.52%**	**8.243%**	**80.39%**	**619**	**81.65%**	**54.27%**	**20.63%**
Second Lien Loans:									
90.01 to 95.00%	5	$354,628.55	0.06%	11.214%	0.00%	662	95.00%	79.49%	0.00%
95.01 to 100.00%	358	26,961,273.55	4.42	11.606	0.00	657	99.97	38.56	0.00
Subtotal (Second Lien):	**363**	**$27,315,902.10**	**4.48%**	**11.601%**	**0.00%**	**657**	**99.90%**	**39.09%**	**0.00%**
Total:	**2,652**	**$610,191,206.82**	**100.00%**	**8.393%**	**76.79%**	**621**	**82.47%**	**53.60%**	**19.71%**

*Combined LTV after taking mortgage insurance into account.

67

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

*Original Full Combined Loan-to-Value Ratio**

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:									
Less than 60.01%	184	$30,717,169.20	5.03%	7.730%	58.30%	598	49.99%	60.71%	0.00%
60.01 to 70.00%	211	45,558,838.51	7.47	7.810	62.34	598	66.46	60.14	0.00
70.01 to 80.00%	463	113,465,729.70	18.60	8.021	71.35	601	77.38	58.04	0.00
80.01 to 85.00%									
With MI:	123	30,980,399.16	5.08	8.428	74.22	606	84.57	48.86	100.00
Without MI:	217	52,055,025.15	8.53	8.549	85.59	589	84.42	56.02	0.00
85.01 to 90.00%									
With MI:	179	47,823,407.68	7.84	8.021	68.49	633	89.53	65.18	100.00
Without MI:	222	58,265,078.81	9.55	8.474	92.53	606	89.60	58.97	0.00
90.01 to 95.00%									
With MI:	89	25,626,213.36	4.20	8.326	72.21	639	94.65	72.29	100.00
Without MI:	96	28,609,226.60	4.69	8.396	90.29	620	92.86	68.53	0.00
95.01 to 100.00%									
With MI:	53	15,846,138.50	2.60	9.639	91.39	644	98.57	31.77	100.00
Without MI:	452	133,928,078.05	21.95	8.300	95.76	653	82.80	38.43	0.00
Subtotal (First Lien):	**2,289**	**$582,875,304.72**	**95.52%**	**8.243%**	**80.39%**	**619**	**81.65%**	**54.27%**	**20.63%**
Second Lien Loans:									
90.01 to 95.00%	5	$354,628.55	0.06%	11.214%	0.00%	662	95.00%	79.49%	0.00%
95.01 to 100.00%	358	26,961,273.55	4.42	11.606	0.00	657	99.97	38.56	0.00
Subtotal (Second Lien):	**363**	**$27,315,902.10**	**4.48%**	**11.601%**	**0.00%**	**657**	**99.90%**	**39.09%**	**0.00%**
Total:	**2,652**	**$610,191,206.82**	**100.00%**	**8.393%**	**76.79%**	**621**	**82.47%**	**53.60%**	**19.71%**

*Includes all liens on the mortgaged property.

68

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

FICO Score

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
500 - 520	99	$20,113,418.32	3.30%	9.143%	92.29%	511	76.09%	73.15%	7.87%
521 - 540	139	27,397,797.21	4.49	9.009	79.85	531	77.35	76.10	8.90
541 - 560	176	39,855,958.10	6.53	8.633	88.05	552	76.73	59.69	7.66
561 - 580	179	36,446,252.85	5.97	8.563	78.68	570	78.33	57.68	15.62
581 - 600	298	74,546,428.39	12.22	8.206	80.46	591	80.62	55.35	18.40
601 - 620	486	119,410,302.64	19.57	8.479	82.26	610	85.57	57.51	26.84
621 - 640	462	101,414,907.86	16.62	8.429	71.56	630	83.91	51.94	24.20
641 - 660	297	65,263,697.21	10.70	8.290	73.38	650	84.56	42.96	17.48
661 - 680	193	48,684,968.49	7.98	8.082	71.08	669	84.21	46.58	20.88
681 - 700	144	32,599,481.72	5.34	8.117	69.58	690	82.97	53.67	17.42
701 - 720	66	17,280,606.26	2.83	8.279	74.73	711	84.97	34.96	21.29
721 - 740	39	8,872,917.86	1.45	7.813	55.58	730	84.73	33.76	25.08
741 - 760	36	9,249,508.82	1.52	7.788	59.52	750	80.93	37.83	15.39
761 - 780	23	5,771,561.35	0.95	7.910	61.91	769	81.88	31.35	32.97
781 >=	15	3,283,399.74	0.54	8.056	44.46	792	78.59	45.24	22.01
Total:	**2,652**	**$610,191,206.82**	**100.00%**	**8.393%**	**76.79%**	**621**	**82.47%**	**53.60%**	**19.71%**

Property Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Single Family	1,968	$442,234,703.46	72.47%	8.351%	77.28%	618	82.26%	55.73%	19.51%
PUD	336	83,735,061.56	13.72	8.355	72.09	629	82.95	54.30	19.96
2-4 Family	171	45,126,423.25	7.40	8.704	77.96	623	83.20	32.65	21.32
Condo	175	38,774,711.96	6.35	8.592	79.97	632	82.99	52.55	19.75
Condotel	1	267,121.82	0.04	8.525	100.00	589	75.00	0.00	0.00
Townhouse	1	53,184.77	0.01	12.000	0.00	683	100.00	0.00	0.00
Total:	**2,652**	**$610,191,206.82**	**100.00%**	**8.393%**	**76.79%**	**621**	**82.47%**	**53.60%**	**19.71%**

69

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

Prepayment Premium Term by Product Type ($)

Amortization Type	No Premium	1 – 12 Months	13 – 24 Months	25 – 36 Months	37 – 48 Months	49 – 60 Months	Total
2 Year Hybrid	$78,074,718.05	$30,363,770.93	$246,547,765.61	$0.00	$0.00	$0.00	$354,986,254.59
Fixed Rate	31,426,269.24	5,041,373.95	7,044,860.68	98,117,563.33	0.00	0.00	141,630,067.20
3 Year Hybrid	68,336,349.02	734,423.25	1,211,829.34	42,217,146.44	0.00	0.00	112,499,748.05
5 Year Hybrid	579,515.11	34,635.62	0.00	460,986.25	0.00	0.00	1,075,136.98
Total:	**$178,416,851.42**	**$36,174,203.75**	**$254,804,455.63**	**$140,795,696.02**	**$0.00**	**$0.00**	**$610,191,206.82**

Prepayment Premium Term by Product Type (%)

Amortization Type	No Premium	1 – 12 Months	13 – 24 Months	25 – 36 Months	37 – 48 Months	49 – 60 Months	Total
2 Year Hybrid	12.80%	4.98%	40.41%	0.00%	0.00%	0.00%	58.18%
Fixed Rate	5.15	0.83	1.15	16.08	0.00	0.00	23.21
3 Year Hybrid	11.20	0.12	0.20	6.92	0.00	0.00	18.44
5 Year Hybrid	0.09	0.01	0.00	0.08	0.00	0.00	0.18
Total:	**29.24%**	**5.93%**	**41.76%**	**23.07%**	**0.00%**	**0.00%**	**100.00%**

70

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

Prepayment Premium Description – Top 5

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
6 Mo. Int. on Amount Prepaid > 20% Orig. Bal.	1,639	$401,779,380.16	65.84%	8.113%	75.16%	621	81.38%	56.10%	18.07%
None	782	178,416,851.42	29.24	8.942	82.39	622	84.45	46.16	24.61
2% of UPB	90	13,350,487.17	2.19	8.793	69.13	610	83.42	65.38	11.29
1% of Amount Prepaid	84	11,182,562.79	1.83	8.927	72.62	613	87.11	62.61	15.33
1% of Orig. Bal.	50	4,632,391.31	0.76	9.005	38.00	596	86.06	69.66	11.44
Other	7	829,533.97	0.14	9.068	59.66	592	84.73	40.34	0.00
Total:	**2,652**	**$610,191,206.82**	**100.00%**	**8.393%**	**76.79%**	**621**	**82.47%**	**53.60%**	**19.71%**

Documentation Type

	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Full	1,471	$327,032,150.76	53.60%	8.006%	71.43%	612	81.95%	100.00%	21.36%
Stated	1,112	263,984,024.15	43.26	8.898	83.44	631	83.11	0.00	17.71
Limited	63	17,733,112.70	2.91	8.172	79.42	610	83.81	0.00	20.65
No Documentation	6	1,441,919.21	0.24	6.562	42.56	726	66.40	0.00	0.00
Total:	**2,652**	**$610,191,206.82**	**100.00%**	**8.393%**	**76.79%**	**621**	**82.47%**	**53.60%**	**19.71%**

71

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

Debt to Income Ratio*

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Full Doc Loans:									
0.01 to 5.00	3	$547,634.62	0.09%	7.686%	69.37%	596	74.18%	100.00%	0.00%
5.01 to 10.00	11	1,762,220.76	0.29	8.817	27.01	607	80.60	100.00	34.29
10.01 to 15.00	23	5,582,624.80	0.91	7.997	93.36	628	79.49	100.00	20.88
15.01 to 20.00	41	8,278,719.32	1.36	7.984	68.72	627	80.65	100.00	23.42
20.01 to 25.00	55	9,715,826.72	1.59	7.930	49.97	641	82.78	100.00	35.16
25.01 to 30.00	93	17,397,059.42	2.85	7.970	68.71	608	79.78	100.00	23.47
30.01 to 35.00	140	25,925,867.88	4.25	8.151	64.45	610	80.99	100.00	28.33
35.01 to 40.00	197	43,504,966.66	7.13	7.925	74.61	608	80.83	100.00	18.65
40.01 to 45.00	256	53,413,370.53	8.75	8.064	71.42	611	82.18	100.00	25.08
45.01 to 50.00	482	116,150,981.89	19.04	8.052	74.28	615	84.03	100.00	20.49
50.01 to 55.00	170	44,752,878.16	7.33	7.819	70.25	604	79.29	100.00	13.41
Subtotal (Full Doc):	**1,471**	**$327,032,150.76**	**53.60%**	**8.006%**	**71.43%**	**612**	**81.95%**	**100.00%**	**21.36%**
Non-Full Doc Loans:									
Not Available	6	$1,441,919.21	0.24%	6.562%	42.56%	726	66.40%	0.00%	0.00%
5.01 to 10.00	7	699,647.56	0.11	9.799	75.27	633	87.69	0.00	23.78
10.01 to 15.00	13	1,767,847.81	0.29	9.487	91.22	578	74.94	0.00	22.46
15.01 to 20.00	21	3,472,211.66	0.57	8.550	72.14	628	80.97	0.00	29.67
20.01 to 25.00	28	5,173,716.78	0.85	8.593	82.84	643	81.72	0.00	6.97
25.01 to 30.00	74	14,519,548.00	2.38	8.891	77.92	611	77.59	0.00	11.28
30.01 to 35.00	85	18,892,323.60	3.10	8.436	76.06	626	79.24	0.00	18.66
35.01 to 40.00	174	41,467,440.59	6.80	8.881	85.36	625	82.95	0.00	18.91
40.01 to 45.00	277	68,826,998.59	11.28	8.831	83.69	626	83.49	0.00	20.64
45.01 to 50.00	440	111,474,091.34	18.27	8.971	84.29	636	84.54	0.00	15.50
50.01 to 55.00	56	15,423,310.92	2.53	8.533	82.82	632	83.87	0.00	25.76
Subtotal (Non-Full Doc):	**1,181**	**$283,159,056.06**	**46.40%**	**8.841%**	**82.98%**	**630**	**83.07%**	**0.00%**	**17.80%**
Total:	**2,652**	**$610,191,206.82**	**100.00%**	**8.393%**	**76.79%**	**621**	**82.47%**	**53.60%**	**19.71%**

*The Debt-to-Income Ratios for the Mortgage Loans with non-full documentation may have been originated under programs pursuant to which there was no verification of the borrowers' income.

72

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

Mortgage Rates

(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Adjustable Rate Loans:									
5.501 to 6.000	4	$1,198,604.67	0.20%	5.891%	100.00%	621	64.45%	100.00%	0.00%
6.001 to 6.500	28	9,293,032.95	1.52	6.372	100.00	639	77.22	78.87	20.39
6.501 to 7.000	109	31,987,823.23	5.24	6.839	100.00	642	77.83	80.89	16.22
7.001 to 7.500	206	64,618,792.00	10.59	7.308	100.00	628	80.27	71.57	12.22
7.501 to 8.000	306	88,976,763.94	14.58	7.812	100.00	626	81.83	57.81	18.43
8.001 to 8.500	294	79,605,008.35	13.05	8.292	100.00	616	81.68	47.58	12.26
8.501 to 9.000	341	92,105,222.38	15.09	8.763	100.00	611	83.98	35.72	23.59
9.001 to 9.500	167	37,681,478.24	6.18	9.258	100.00	599	83.73	40.67	20.74
9.501 to 10.000	141	30,910,764.57	5.07	9.753	100.00	583	85.50	29.53	29.65
10.001 to 10.500	64	13,190,410.49	2.16	10.284	100.00	592	88.69	23.99	24.93
10.501 to 11.000	51	11,339,401.28	1.86	10.766	100.00	597	94.13	22.83	27.13
Greater than 11.000	29	7,653,837.52	1.25	11.423	100.00	607	95.56	6.99	32.99
Subtotal (ARM Loans):	**1,740**	**$468,561,139.62**	**76.79%**	**8.356%**	**100.00%**	**616**	**82.71%**	**49.85%**	**18.94%**
Fixed Rate Loans:									
6.001 to 6.500	23	$6,271,127.23	1.03%	6.498%	0.00%	710	70.18%	82.96%	20.93%
6.501 to 7.000	87	23,383,843.42	3.83	6.820	0.00	658	73.50	87.16	21.70
7.001 to 7.500	98	23,822,558.29	3.90	7.329	0.00	636	75.59	79.18	25.33
7.501 to 8.000	110	23,277,988.32	3.81	7.773	0.00	628	79.24	72.72	31.39
8.001 to 8.500	75	15,012,472.35	2.46	8.296	0.00	610	79.18	64.53	36.23
8.501 to 9.000	69	10,945,770.05	1.79	8.748	0.00	601	79.24	54.91	22.01
9.001 to 9.500	36	5,231,423.90	0.86	9.293	0.00	581	84.88	50.54	47.10
9.501 to 10.000	25	3,554,028.21	0.58	9.774	0.00	583	84.87	68.09	15.61
10.001 to 10.500	36	3,765,334.34	0.62	10.286	0.00	653	93.36	46.19	17.84
10.501 to 11.000	41	3,779,069.93	0.62	10.855	0.00	656	97.69	53.17	7.28
Greater than 11.000	312	22,586,451.16	3.70	11.835	0.00	648	99.17	33.43	0.00
Subtotal (Fixed Rate):	**912**	**$141,630,067.20**	**23.21%**	**8.518%**	**0.00%**	**636**	**81.67%**	**65.97%**	**22.27%**
Total:	**2,652**	**$610,191,206.82**	**100.00%**	**8.393%**	**76.79%**	**621**	**82.47%**	**53.60%**	**19.71%**

73

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

Gross Margin

(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
4.001 - 4.500	14	$2,914,862.96	0.62%	9.203%	100.00%	605	83.77%	57.27%	11.66%
4.501 - 5.000	364	103,810,236.35	22.16	8.477	100.00	636	87.38	48.54	27.87
5.001 - 5.500	85	27,041,849.90	5.77	8.852	100.00	641	89.65	37.80	53.17
5.501 - 6.000	710	186,575,250.49	39.82	8.179	100.00	606	81.89	55.79	18.48
6.001 - 6.500	530	141,840,784.88	30.27	8.363	100.00	613	79.79	43.69	7.48
6.501 - 7.000	37	6,378,155.04	1.36	8.915	100.00	549	65.73	82.31	0.00
Total:	**1,740**	**$468,561,139.62**	**100.00%**	**8.356%**	**100.00%**	**616**	**82.71%**	**49.85%**	**18.94%**

Initial Periodic Cap

(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
3.000	1,740	$468,561,139.62	100.00%	8.356%	100.00%	616	82.71%	49.85%	18.94%
Total:	**1,740**	**$468,561,139.62**	**100.00%**	**8.356%**	**100.00%**	**616**	**82.71%**	**49.85%**	**18.94%**

74

LEHMAN BROTHERS MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

Subsequent Periodic Cap

(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1.000	1,740	$468,561,139.62	100.00%	8.356%	100.00%	616	82.71%	49.85%	18.94%
Total:	**1,740**	**$468,561,139.62**	**100.00%**	**8.356%**	**100.00%**	**616**	**82.71%**	**49.85%**	**18.94%**

Maximum Rate

(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
12.501 - 13.000	4	$1,198,604.67	0.26%	5.891%	100.00%	621	64.45%	100.00%	0.00%
13.001 - 13.500	29	9,429,346.95	2.01	6.398	100.00	638	77.11	79.18	20.09
13.501 - 14.000	109	31,987,823.23	6.83	6.839	100.00	642	77.83	80.89	16.22
14.001 - 14.500	206	64,618,792.00	13.79	7.308	100.00	628	80.27	71.57	12.22
14.501 - 15.000	306	88,976,763.94	18.99	7.812	100.00	626	81.83	57.81	18.43
15.001 - 15.500	293	79,468,694.35	16.96	8.292	100.00	616	81.70	47.49	12.28
15.501 - 16.000	341	92,105,222.38	19.66	8.763	100.00	611	83.98	35.72	23.59
16.001 - 16.500	167	37,681,478.24	8.04	9.258	100.00	599	83.73	40.67	20.74
16.501 - 17.000	141	30,910,764.57	6.60	9.753	100.00	583	85.50	29.53	29.65
17.001 - 17.500	64	13,190,410.49	2.82	10.284	100.00	592	88.69	23.99	24.93
17.501 - 18.000	51	11,339,401.28	2.42	10.766	100.00	597	94.13	22.83	27.13
18.001 - 18.500	19	5,019,704.43	1.07	11.168	100.00	604	94.62	9.38	45.34
18.501 - 19.000	7	1,660,335.58	0.35	11.691	100.00	612	95.79	3.84	0.00
19.001 - 19.500	2	723,858.37	0.15	12.148	100.00	614	100.00	0.00	34.38
19.501 >=	1	249,939.14	0.05	12.650	100.00	608	100.00	0.00	0.00
Total:	**1,740**	**$468,561,139.62**	**100.00%**	**8.356%**	**100.00%**	**616**	**82.71%**	**49.85%**	**18.94%**

75

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Collateral Characteristics - Group 2 (continued)

Collateral characteristics are listed below as of the Cut-Off Date.

Minimum Rate

(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
5.501 - 6.000	4	$1,198,604.67	0.26%	5.891%	100.00%	621	64.45%	100.00%	0.00%
6.001 - 6.500	28	9,293,032.95	1.98	6.372	100.00	639	77.22	78.87	20.39
6.501 - 7.000	109	31,987,823.23	6.83	6.839	100.00	642	77.83	80.89	16.22
7.001 - 7.500	206	64,618,792.00	13.79	7.308	100.00	628	80.27	71.57	12.22
7.501 - 8.000	306	88,976,763.94	18.99	7.812	100.00	626	81.83	57.81	18.43
8.001 - 8.500	294	79,605,008.35	16.99	8.292	100.00	616	81.68	47.58	12.26
8.501 - 9.000	341	92,105,222.38	19.66	8.763	100.00	611	83.98	35.72	23.59
9.001 - 9.500	167	37,681,478.24	8.04	9.258	100.00	599	83.73	40.67	20.74
9.501 - 10.000	141	30,910,764.57	6.60	9.753	100.00	583	85.50	29.53	29.65
10.001 - 10.500	64	13,190,410.49	2.82	10.284	100.00	592	88.69	23.99	24.93
10.501 - 11.000	51	11,339,401.28	2.42	10.766	100.00	597	94.13	22.83	27.13
11.001 - 11.500	19	5,019,704.43	1.07	11.168	100.00	604	94.62	9.38	45.34
11.501 - 12.000	7	1,660,335.58	0.35	11.691	100.00	612	95.79	3.84	0.00
12.001 - 12.500	2	723,858.37	0.15	12.148	100.00	614	100.00	0.00	34.38
12.501 - 13.000	1	249,939.14	0.05	12.650	100.00	608	100.00	0.00	0.00
Total:	**1,740**	**$468,561,139.62**	**100.00%**	**8.356%**	**100.00%**	**616**	**82.71%**	**49.85%**	**18.94%**

Months to Next Rate Adjustment

(months)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
13 - 24	1,300	$354,986,254.59	75.76%	8.347%	100.00%	615	82.55%	49.04%	17.53%
25 - 36	435	112,499,748.05	24.01	8.394	100.00	617	83.42	52.19	23.57
37 >=	5	1,075,136.98	0.23	7.353	100.00	642	61.98	74.32	0.00
Total:	**1,740**	**$468,561,139.62**	**100.00%**	**8.356%**	**100.00%**	**616**	**82.71%**	**49.85%**	**18.94%**

76